                                                                    EXHIBIT 3.4

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Directors of Industrial Alliance Insurance and Financial Services Inc.

We have audited the consolidated balance sheets of Industrial Alliance Insurance and Financial Services Inc. and the consolidated statements of net assets of its segregated funds as at December 31, 2004 and 2003 and the consolidated statements of income, participating policyholders' account, contributed surplus, shareholders' retained earnings, cash flows and changes in net assets of its segregated funds for the years then ended. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Industrial Alliance Insurance and Financial Services Inc. and of its segregated funds as at December 31, 2004 and 2003 and the results of its operations, its cash flows and the changes in net assets of its segregated funds for the years then ended in accordance with Canadian generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion.



(SIGNED) SAMSON BELAIR / DELOITTE & TOUCHE s.e.n.c.r.l.
Independent Registered Chartered Accountants
Quebec, Quebec, Canada
February 3, 2005




COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS FOR U.S. READERS ON CANADA-UNITED STATES OF AMERICA REPORTING DIFFERENCES


The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) outlining changes in accounting principles that have been implemented in the financial statements or restatements such as those described in Notes 3 and 4, respectively, to the consolidated financial statements.

As we conducted our audits in accordance with Canadian generally accepted auditing standards our report to the Directors dated February 3, 2005 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the report of independent registered chartered accountants when these are properly accounted for and adequately disclosed in the financial statements.


(SIGNED) SAMSON BELAIR / DELOITTE & TOUCHE s.e.n.c.r.l.
Independent Registered Chartered Accountants
Quebec, Quebec, Canada
February 3, 2005

CONSOLIDATED FINANCIAL STATEMENTS

73   Responsibility for Financial Statements
74   Appointed Actuaries' Report
75   Auditors' Report
76   Consolidated Income Statements
77   Consolidated Balance Sheets
78   Consolidated Participating Policyholders' Account
78   Consolidated Contributed Surplus
78   Consolidated Shareholders' Retained Earnings
79   Consolidated Cash Flows Statements
80   Consolidated Financial Statements of Segregated Funds
81   Notes to Consolidated Financial Statements

Responsibility for Financial Statements

The consolidated financial statements of INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC., which have been approved by the Board of Directors, were prepared by Management in accordance with Canadian generally accepted accounting principles and contain certain amounts based on best judgement and estimates as their final determination is dependent upon subsequent events.
It is the opinion of Management that the accounting policies utilized are appropriate in the circumstances and are adequate to reflect the financial position and the results of operations within reasonable limits of materiality. The financial information presented elsewhere in this annual report is consistent with the information contained in the financial statements.

In order to carry out its responsibilities with regard to the financial statements, Management maintains internal control systems that aim to provide a reasonable degree of certainty that transactions are duly authorized, that the assets are well protected, and that adequate records are kept. These internal control systems are reinforced by the work of a team of internal auditors, who make a periodic review of all material departments within the Company.

The Board of Directors' Audit Committee, comprised solely of board members who are neither managers nor employees of the Company,ensures that Management assumes its responsibility in terms of financial statements.

The functions of the Audit Committee are to:

- Review the financial statements and recommend them for approval by the Board of Directors;

-  Review the systems of internal control and security;

- Recommend the appointment of the external auditors and their fee arrangements to the Board of Directors;

-  Review other accounting, financial, and security matters as required.

This committee meets regularly with Management and the internal and external auditors. The latter may, as they see fit, meet with the Audit Committee, with or without Management, to discuss matters affecting the audit and financial information.

The Appointed Actuary is appointed by the Board of Directors pursuant to An Act respecting insurance (Quebec), and is responsible for ensuring that assumptions and methods used in the valuation of policy liabilities are in accordance with the standards of practice of the Canadian Institute of Actuaries. The Appointed Actuary is required to express an opinion regarding the appropriateness of the policy liabilities at the balance sheet date to meet all policyholder obligations of the Company. Examination of supporting data for accuracy and completeness and analysis of Company assets for their ability to support the amount of policy liabilities are important elements of the work required to form this opinion.

The external auditors are appointed to report to the shareholders regarding the fairness of presentation of the Company's consolidated financial statements. The external auditors fulfil this responsibility by carrying out an independent examination of these statements in accordance with Canadian generally accepted auditing standards.

On behalf of Management,







/s/ YVON CHAREST
-----------------------------------------
Yvon Charest
President and Chief Executive Officer
Quebec, February 9, 2005

Appointed Actuaries' Report

To the shareholders of INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.

We have valued the policy liabilities of INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC. for its consolidated balance sheets as at December 31, 2004 and 2003 and the variation in the policy liabilities in its consolidated statements of income for the years then ended. These valuations were carried out in accordance with accepted actuarial practice, using appropriate assumptions and methods.

In our opinion,the amount of policy liabilities makes appropriate provision for all policyholder obligations. The results are also fairly presented in the consolidated financial statements.


/s/ MICHEL SANSCHAGRIN                     /s/ DENIS RICARD
-----------------------------------        -----------------------------
Michel Sanschagrin                         Denis Ricard
Fellow of the Canadian Institute           Fellow of the Canadian Institute
of Actuaries (for the year ended           of Actuaries (for the year ended
December 31, 2003)                         December 31, 2004)

Quebec, February 3,2005

Consolidated Income Statements

                                                                Years ended December 31
                                                  (in millions of dollars, unless otherwise indicated)
                                                  ----------------------------------------------------
                                                                2004                  2003
                                                                ----                  ----
                                                                  $                     $
                                                                                   (Restated)
                                                                                    (note 4)
REVENUES
Premiums (note 27)                                             2,852.4               2,566.7
Net investment income (note 8)                                   696.9                 677.3
Fees and other revenues                                          147.5                 107.7
                                                               -------               -------
                                                               3,696.8               3,351.7

POLICY BENEFITS AND EXPENSES
Change in provisions for future policy benefits                   517.4                540.9
Payments to policyholders and beneficiaries                     1,277.9              1,216.5
Net transfer to segregated funds                                  929.7                710.2
Dividends, experience rating refunds and interest
  on amounts on deposit                                            44.9                 49.9
Commissions                                                       369.2                324.9
Premium and other taxes                                            46.8                 43.0
General expenses (notes 7, 9 and 14)                              257.8                237.4
Net financing expenses (notes 18 and 19)                           16.3                 21.4
Minority interest (note 20)                                        (0.1)                  --
                                                               -------               -------
                                                                3,459.9              3,144.2

INCOME BEFORE INCOME TAXES                                        236.9                207.5
Income taxes (notes 5 and 10)                                     (77.7)               (67.2)
                                                               -------               -------

NET INCOME                                                        159.2                140.3
                                                               ========              =======

NET INCOME ATTRIBUTABLE TO PARTICIPATING POLICYHOLDERS              4.1                  3.4
NET INCOME ATTRIBUTABLE TO SHAREHOLDERS                           155.1                136.9
EARNINGS PER SHARE (note 22)
  basic (in dollars)                                               3.91                 3.52
  diluted (in dollars)                                             3.89                 3.47

Consolidated Balance Sheets

                                                                              As at December 31 (in millions of dollars)
                                                                              ------------------------------------------
                                                                                       2004           2003
                                                                                       ----           ----
                                                                                         $              $
                                                                                                    (Restated)
                                                                                                     (note 4)
ASSETS
INVESTED ASSETS (note 12)
  Bonds                                                                               6,074.5        5,527.9
  Mortgages                                                                           2,491.8        2,490.4
  Stocks                                                                              1,081.1          930.3
  Real estate                                                                           444.5          425.7
  Policy loans                                                                          162.7          154.9
  Short-term investments                                                                 83.0           24.7
  Cash and cash equivalents                                                             252.9          280.1
  Other invested assets                                                                  18.8           91.5
                                                                                     --------       --------
                                                                                     10,609.3        9,925.5

GOODWILL (note 13)                                                                      125.7           56.5
OTHER ASSETS (note 14)                                                                  315.5          325.6
                                                                                     --------       --------
                                                                                        441.2          382.1

TOTAL GENERAL FUND ASSETS                                                            11,050.5       10,307.6
                                                                                     ========       ========
SEGREGATED FUNDS NET ASSETS                                                           5,913.6        5,042.2
                                                                                     ========       ========
LIABILITIES
POLICY LIABILITIES (note 15)
  Provisions for future policy benefits                                               8,157.7        7,667.4
  Provisions for dividends to policyholders and experience rating refunds                50.2           44.4
  Benefits payable and provisions for unreported claims                                 121.7          136.1
  Policyholders' amounts on deposit                                                     164.1          145.6
                                                                                     --------       --------
                                                                                      8,493.7        7,993.5

OTHER LIABILITIES (note 16)                                                             645.3          580.2
DEFERRED NET REALIZED GAINS (note 17)                                                   380.7          347.2
SUBORDINATED DEBENTURES (note 18)                                                       150.0          135.0
OTHER DEBTS (note 19)                                                                   150.0          150.0
PARTICIPATING POLICYHOLDERS' ACCOUNT                                                     17.3           13.2

EQUITY
  Share capital (note 21)                                                               458.1          457.0
  Contributed surplus                                                                     9.5            6.5
  Retained earnings                                                                     751.7          627.5
  Currency translation account                                                           (5.8)          (2.5)
                                                                                     --------       --------
                                                                                      1,213.5        1,088.5

TOTAL GENERAL FUND LIABILITIES AND EQUITY                                            11,050.5       10,307.6
                                                                                     ========       ========
SEGREGATED FUNDS LIABILITIES                                                          5,913.6        5,042.2
                                                                                     ========       ========

On behalf of the Board,




/s/ YVON CHAREST                      /s/ MICHEL GERVAIS
-------------------------------       -----------------------------
Yvon Charest, Director                Michel Gervais, Director

CONSOLIDATED PARTICIPATING POLICYHOLDERS' ACCOUNT


                                                                              YEARS ENDED DECEMBER 31 (IN MILLIONS OF DOLLARS)
                                                                              ------------------------------------------------
                                                                                 2004                                  2003
                                                                                ------                               --------
                                                                                   $                                     $

                                                                                                                    (Restated)
                                                                                                                     (note 4)
                                                                                                                     --------
Participating policyholders' account at beginning of year                        64.8                                  59.5
Restatement of the transfer amount of the participating policyholders' account  (51.6)                                (49.7)
                                                                                ------                               --------
Participating policyholders' account restated at beginning of year               13.2                                   9.8
Income for the year                                                               8.3                                   8.6
Dividends                                                                        (3.6)                                 (4.6)
Transfer to the shareholders' account                                            (0.6)                                 (0.6)
                                                                                ------                               --------
Net income attributable to participating policyholders                            4.1                                   3.4
                                                                                ------                               --------
PARTICIPATING POLICYHOLDERS' ACCOUNT AT END OF YEAR                              17.3                                  13.2
                                                                                ======                               ========

CONSOLIDATED CONTRIBUTED SURPLUS

                                                                              YEARS ENDED DECEMBER 31 (IN MILLIONS OF DOLLARS)
                                                                              ------------------------------------------------
                                                                                 2004                                  2003
                                                                                ------                               --------
                                                                                   $                                     $
                                                                                   -                                     -
Contributed surplus at beginning of year                                          6.5                                    3.3
Current year contribution for the stock option plan (note 23)                     3.2                                    3.2
Stock options exercised (note 23)                                                (0.2)                                   --
                                                                                ------                               --------
CONTRIBUTED SURPLUS AT END OF YEAR                                                9.5                                    6.5
                                                                                ======                               ========


CONSOLIDATED SHAREHOLDERS' RETAINED EARNINGS

                                                                              YEARS ENDED DECEMBER 31 (IN MILLIONS OF DOLLARS)
                                                                              ------------------------------------------------
                                                                                 2004                                  2003
                                                                                ------                               --------
                                                                                   $                                     $
                                                                                   -                                     -
                                                                                                                    (Restated)
                                                                                                                     (note 4)
                                                                                                                     --------

Retained earnings at beginning of year                                           575.9                                 470.2
Restatement of the transfer amount of the participating policyholders' account    51.6                                  49.7
                                                                                ------                               --------
Retained earnings restated at beginning of year                                  627.5                                 519.9
Net income attributable to shareholders                                          155.1                                 136.9
Issue costs of IATS, net of taxes (note 19)                                         --                                  (1.8)
Cancellation of common shares issued at demutualization (note 21)                  1.7                                    --
Dividends                                                                        (32.6)                                (27.5)
                                                                                ------                               --------
RETAINED EARNINGS AT END OF YEAR                                                 751.7                                 627.5
                                                                                ======                               ========


                                       78

CONSOLIDATED CASH FLOWS STATEMENTS

                                                                                 YEARS ENDED DECEMBER 31 (IN MILLIONS OF DOLLARS)
                                                                                 ------------------------------------------------
                                                                                 2004                                  2003
                                                                                 ------                                -------
                                                                                   $                                      $

CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                                                        159.2                                140.3
Items not affecting cash and cash equivalents:
 Change in provision for future policy benefits                                   517.4                                748.9
 Share of net results of significantly influenced entity                           (1.3)                                (1.4)
 Amortization of realized and unrealized (gains) losses                           (74.9)                               (76.8)
 Amortization of premiums and discounts                                          (150.9)                              (133.0)
 Future income taxes                                                               50.4                                 33.4
 Stock option plan                                                                  3.2                                  3.2
 Other                                                                             21.5                                 17.5
                                                                                 ------                               -------
                                                                                  524.6                                732.1
Other changes in other assets and liabilities                                      99.8                                 13.6
                                                                                 ------                               -------
Cash flows from operating activities                                              624.4                                745.7
                                                                                 ------                               -------

CASH FLOWS FROM INVESTING ACTIVITIES
Sales, maturities and repayments of:
 Bonds                                                                          1,504.1                              1,515.2
 Mortgages                                                                        681.9                                533.7
 Stocks                                                                           291.5                                388.0
 Real estate                                                                       18.0                                 11.2
 Policy loans                                                                      67.3                                 67.4
 Other invested assets                                                            145.9                                144.2
                                                                                -------                             --------
                                                                                2,708.7                              2,659.7
Purchases of:
 Bonds                                                                         (1,851.9)                            (2,206.5)
 Mortgages                                                                       (692.5)                              (531.4)
 Stocks                                                                          (386.2)                              (546.1)
 Real estate                                                                      (31.7)                                (0.9)
 Policy loans                                                                     (74.3)                               (67.9)
 Other invested assets                                                           (311.2)                              (147.5)
 Acquisition of cash and short-term investments                                     4.1                                  0.4
                                                                               --------                              -------
                                                                               (3,343.7)                             (3,499.9)
                                                                               --------                              --------
Cash flows from investing activities                                             (635.0)                               (840.2)
                                                                               --------                              --------

CASH FLOWS FROM FINANCING ACTIVITIES

Issue of common shares                                                           2.7                                      --
Redemption of debentures                                                         (135.0)                               (50.0)
Issue of debenture                                                                150.0                                    --
Issue of other debts                                                                 --                                150.0
Issue costs of IATS, net of taxes                                                    --                                 (1.8)
Dividends paid on preferred shares                                                (0.1)                                 (0.3)
Dividends paid on common shares                                                  (32.5)                                (27.2)
Increase (decrease) in mortgage debt                                              (1.7)                                 (1.2)
                                                                                 ------                              -------
Cash flows from financing activities                                             (16.6)                                 69.5
                                                                                 ------                              -------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 (27.2)                                (25.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                   280.1                                 305.1
                                                                                 ------                              -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                         252.9                                 280.1
                                                                                 ======                              =======
SUPPLEMENTARY INFORMATION:
Interest paid                                                                     23.0                                  25.1
                                                                                 ======                              =======
Income taxes paid, net of refunds                                                 36.0                                  39.2
                                                                                 ======                              =======

CONSOLIDATED FINANCIAL STATEMENTS OF SEGREGATED FUNDS

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

                                                                                 YEARS ENDED DECEMBER 31 (IN MILLIONS OF DOLLARS)
                                                                                 -----------------------------------------------
                                                                                   2004                                2003
                                                                                 -------                             -------
                                                                                     $                                   $
                                                                                     -                                   -
Net assets at beginning of year                                                  5,042.2                             4,173.5
Additions:
 Amounts received from policyholders                                               976.9                               982.9
 Investment income                                                                 148.8                               139.0
 Net realized gains (losses)                                                        72.8                               (28.6)
 Net increase in market value                                                      334.4                               534.3
                                                                                 -------                             -------
                                                                                 6,575.1                             5,801.1
                                                                                 -------                             -------
Deductions:
 Amounts withdrawn by policyholders                                                550.5                               667.2
 Operating expenses                                                                111.0                                91.7
                                                                                 -------                             -------
                                                                                   661.5                               758.9
                                                                                 -------                             -------
NET ASSETS AT END OF YEAR                                                        5,913.6                             5,042.2
                                                                                 =======                             =======

CONSOLIDATED STATEMENTS OF NET ASSETS

                                                                                 AS AT DECEMBER 31 (IN MILLIONS OF DOLLARS)
                                                                                 ------------------------------------------
                                                                                   2004                                2003
                                                                                 -------                             ------
                                                                                     $                                   $
ASSETS
  Bonds                                                                           1,677.8                            1,421.5
  Mortagages and mortgage-backed securities                                          36.8                               49.8
  Stocks                                                                          1,674.5                            1,500.8
  Fund units                                                                      2,144.2                            1,725.5
  Cash and short-term investments                                                   373.7                              331.8
  Other assets                                                                       27.8                               23.3
                                                                                  -------                            -------
                                                                                  5,934.8                            5,052.7
LIABILITIES
  Accounts payable and accrued expenses                                              21.2                               10.5
                                                                                 --------                           --------
NET ASSETS                                                                        5,913.6                            5,042.2
                                                                                 ========                           ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31 (in millions of dollars, unless otherwise indicated)


1 - STATUS AND NATURE OF ACTIVITIES

Industrial Alliance Insurance and Financial Services Inc., a company incorporated under An Act respecting insurance and Part 1A of the COMPANIES ACT (Quebec), constitutes, with its subsidiaries, a group of companies (the "Group") engaged mainly in the development, marketing and distribution of insurance and annuity products. The company also operates mutual funds, securities and trust businesses. The operations of the life and health insurance business extend throughout Canada and certain regions in the western United States, while the general insurance operations are concentrated mainly in Quebec.


2 - ACCOUNTING POLICIES

The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (GAAP) and maintain principles particular to each of the entities included in the consolidation, namely:

- Life insurance companies;

- General insurance companies;

- Mutual fund,securities and trust businesses.

The preparation of financial statements in conformity with Canadian GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of assets and liabilities as at the date of the consolidated financial statements, and the reported amounts of revenues, policy benefits, and expenses during the reporting period. Following reception of new information, it is possible that actual results could differ from those best estimates. The most significant estimates are related to the determination of actuarial liabilities.

The significant accounting policies used in the preparation of these consolidated financial statements are summarized below.


CONSOLIDATION PRINCIPLES

Ownership interest, other than portfolio investments in common and preferred stocks, are recorded using the following methods:

- The accounts of the subsidiaries are consolidated;

- The investment in a significantly influenced entity, MD Life, for 45% of the share capital is presented at the equity value.

All intercompany balances and transactions have been eliminated.


MATCHING OF ASSETS TO LIABILITIES

To properly manage the risks of interest rate fluctuations and fund availability, the Company maintains a system to match its assets to its policy liabilities and long-term debt, hedges its liabilities until they expire and uses derivative products as complementary management tools. Consequently, assets are chosen on the basis of amount, cash flow and return in order to correspond to the characteristics of the hedged liabilities. The accounting policies for derivative financial instruments used for hedging correspond to those used for the underlying hedged position. Therefore, any change in market value of the assets held for hedging purposes will have little impact on the financial position of the Company and on its ability to honour its obligations. In the evaluation of its policy liabilities, as described in note 15, the Company takes into account the level of matching achieved between assets and liabilities.


CREDIT RISK

The Company maintains provisions for credit losses, including losses of principal and interest on bonds, mortgages, and real estate acquired by foreclosure. Provisions for credit losses consist of specific provisions for loans and debt considered to be impaired and a general provision for other future potential credit losses.

The carrying value of loans and debt securities considered by the Company to be impaired is reduced by specific provisions to the value estimated to be realizable in the normal course of operations. A loan is considered to be impaired if, as a result of a deterioration in credit quality, there is no longer reasonable assurance of timely collection of the full amount of principal and interest. Any loan on which contractual payments are in arrears for 90 days or more is assumed to be impaired. In addition, the Company considers other factors in determining if a loan is impaired including the overall credit quality of the borrower and the fair value of the property provided as security.

A provision, included as a component of policy liabilities, is made for other potential future losses on loans and debt securities.

When an asset is impaired, interest is no longer accrued and recognized in the income statement, and previous interest accruals are reversed.

Years ended December 31 (in millions of dollars, unless otherwise indicated)

BONDS

Bonds are recorded at cost, adjusted for amortization of premiums and discounts and, if need be, a provision for credit losses. Realized gains and losses on the sale of such securities are deferred and amortized to net investment income over the remaining term to maturity, up to a maximum of 20 years. Permanent declines in value are recognized immediately in the income statement. When a specific portfolio is disinvested, concurrent with the underlying liabilities, the gains or losses are recognized immediately in the income statement.


MORTGAGES

Mortgages are carried at amortized cost, net of a provision for credit losses. Restructured mortgage loans are adjusted for unamortized discounts representing interest concessions.

Realized gains and losses on the sale of mortgages are deferred and amortized to net investment income over the remaining mortgage term, up to a maximum of 20 years. Commissions paid at the issuance of new loans are deferred and amortized to net investment income over the term of the related loans, to a maximum of 20 years. When a specific portfolio is disinvested, concurrent with the underlying liabilities, the gains or losses are recognized immediately in the income statement.


STOCKS

Stocks held in portfolios include common stock, preferred stock, units and market indices. These are carried at the moving average market value whereby the carrying value is adjusted towards market value at 5% per quarter of unrealized gains and losses. Realized gains and losses on the disposal of stocks are deferred and amortized to net investment income at 5% per quarter on a declining balance basis.

When a specific portfolio is disinvested, concurrent with the underlying liabilities, the gains or losses are recognized immediately in the income statement.

Stocks that are specifically matched to Universal Life policy liabilities are carried at market value and any variation in market value is recognized immediately in the income statement as is the corresponding change in the liability.

Seed money invested in segregated funds is carried at market value and any variation in market value is recognized immediately in the income statement.


REAL ESTATE

Real estate held for investment, which includes own-use property, is carried at the moving average market method whereby the carrying value is adjusted towards market value at 3% per quarter of unrealized gains and losses. Each real estate property is appraised every 3 years under a scheduled program of market appraisals.

Realized gains and losses on the disposal of real estate held for investment are deferred and amortized to net investment income at 3% per quarter on a declining balance basis.

Real estate held for resale is measured at the lower of fair value less cost of sale and the value of underlying loan at date of foreclosure. Gains and losses on real estate held for resale are taken into income when realized.

When a specific portfolio is disinvested, concurrent with the underlying liabilities, the gains or losses are recognized immediately in the income statement.


POLICY LOANS

Policy loans are carried at the amount of the outstanding balance and are fully secured by the cash surrender value of the policies on which the respective loans are made.


CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

Cash and cash equivalents are highly liquid investments with an original term to maturity of 3 months or less that are held for the purpose of meeting short-term cash commitments. Short-term investments are highly liquid investments with an original term to maturity greater than 3 months but less than 1 year.

Years ended December 31 (in millions of dollars,unless otherwise indicated)

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments, including contracts for foreign currency, interest rates and market indices when appropriate, to manage exposure to the foreign currency, interest rate and stock market risks associated with certain assets and liabilities. The Company also uses derivative financial instruments for non-hedging purposes.

The Company believes that derivative financial instruments are efficient hedges at the time the hedge is implemented and so maintained for the duration of the instrument.

The Company uses interest swaps and market index contracts as part of its program to match its assets to its policy liabilities. Swap contracts give rise to periodic exchanges of interest payments with no exchange of the notional amount on which the payments are based. The realized and unrealized gains and losses on these derivative financial instruments used for hedging purposes are accounted for in the same way as the underlying liabilities.

The Company uses currency swap contracts as part of its management of the foreign exchange risk exposure with respect to certain investments or commitments denominated in foreign currency. The Company designates these swap contracts as hedges, failing which it will be exposed to currency risk. The currency gains and losses resulting from these swaps are offset by corresponding currency gains and losses on the covered items.

The gains or losses related to market index swaps used for non-hedging purposes are deferred and amortized to the income statement using the moving average market method at the quarterly rate of 5% of unrealized gains and losses. The gains or losses related to interest rate swaps are recorded immediately in the income statement.

The receivables and payables on derivative financial instruments are included with other assets and other liabilities respectively, and the unamortized realized gains and losses are included in the deferred net realized gains on the balance sheet.


OTHER INVESTED ASSETS

Other invested assets include the investment securities fund, the investment in the significantly influenced entity and the notes receivable. The investment securities fund consists of investment securities matched with the subordinated debenture of $60.0, accrued revenues and receivables arising from decline in value of those securities (redeemed in 2004). Investment securities are recorded at market value. Any increase or decrease in value and gains and losses realized on the sale of such securities are applied directly to the income statement for the year in which they occur.


IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when their carrying value exceeds the total undiscounted cash flows expected from their use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value.


PROPERTY AND EQUIPMENT

Property and equipment, consisting mainly of systems hardware and software, leasehold improvements to real estate held for investment purposes and office furniture and equipment, are recorded at cost less accumulated depreciation and amortization. They are principally depreciated under the straight-line method over their estimated useful lives which range from 3 to 8 years or the original term of their related lease agreements which range from 1 to 15 years.


GOODWILL

Goodwill represents the excess of the cost of businesses acquired over the fair value of the net identifiable assets. The goodwill is tested for impairment on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired. When the carrying amount of the goodwill exceeds its fair value, an impairment loss would be recognized in the income statement for an amount equal to the excess.


SEGREGATED FUNDS

Funds from group or individual annuities issued by the Company may be invested in segregated portfolios at the option of the policyholders. Although the underlying assets are registered in the name of the Company and the segregated fund policyholder has no direct access to the specific assets, the policyholder bears the risks and rewards of the fund's investment performance. Individual contracts also have guarantees from the Company. The Liabilities associated with these guarantees are recorded in actuarial liabilities in the general fund of the Company. Segregated fund assets may not be applied against the liabilities that arise from any other business of the Company. The assets, managed by the Company, but not included in the general fund, are carried at market value. The Company derives fee income from the management of its segregated funds.

Years ended December 31 (in millions of dollars,unless otherwise indicated)

PROVISIONS FOR FUTURE POLICY BENEFITS

Provisions for future policy benefits represent the amount which, together with future premiums and investment income, provide for all commitments under policy contracts. These provisions are established using the Canadian Asset Liability Method (CALM), which is generally accepted actuarial principle and respects the standards established by the Canadian Institute of Actuaries
(CIA).


LITIGATION RELATED TO POLICYHOLDER CONTRACTS

In connection with its operations,the Company is, from time to time, named as defendant in actions for damages and costs allegedly sustained by plaintiffs. While it is not possible to estimate the outcome of the various proceedings at this time, the Company does not believe that it will incur any material loss or expense in connection with such actions and the latter are taken into account at the conclusion of the concerned cases.


INCOME TAXES

The Company uses the liability method of tax allocation to record the income taxes. According to this method, the future income taxes are recorded based on the tax consequence of the difference between the carrying value of the balance sheet items and their value for tax purposes, using those rates enacted or substantively enacted on the date the differences are reversed.

In addition to income taxes, the charge to the income statement includes the tax on capital imposed on financial institutions and the large corporations tax.


FOREIGN CURRENCIES

The Group's operations in foreign countries are considered to be self-sustaining. Assets and liabilities denominated in foreign currency are translated into Canadian dollars at the period-end exchange rate while revenues and expenses are translated at the rate of exchange in effect on the dates when they occur. Gains and losses resulting from the translation of balance sheet items related to activities maintained outside Canada are recorded in the Currency Translation Account, a component of equity, whereas those related to operations are recognized immediately in the income statement.

PREMIUMS

Insurance and annuity premiums are recognized as revenue when due under contracts in force. Premiums are reported net of the share ceded to reinsurers for insuring a part of the risk. When premiums are recognized, actuarial liabilities are computed, with the result that benefits and expenses are matched with such revenue.


INVESTMENT INCOME

Investment income is recorded on an accrual basis and is shown net of related expenses.


FEES AND OTHER REVENUES

Fees and other revenues primarily represent fees earned from the management of the Company's segregated funds assets and administrative services only
(ASO) income.

NET TRANSFER TO SEGREGATED FUNDS

Net transfer to segregated funds represents the total amount transferred from the general fund to segregated funds less the total amount transferred from the segregated funds to the general fund at the request of the policyholders.


EMPLOYEE FUTURE BENEFITS

The cost of the employee future benefits is determined using the projected benefit method pro-rated on service and Management's best estimate of expected plan investment performance, salary escalation, retirement ages of employees and expected health care costs. The discount rate used to determine the accrued benefit obligation is based on market interest rates at the measurement date of high quality debt instruments with cash flows that match the expected benefit payments. For the purpose of calculating the expected return on plan assets, those assets are valued at fair value. Actuarial gains and losses arise from the difference between actual long-term rate of return on plan assets for that period or from changes in actuarial assumptions used to determine the accrued benefit obligation. The excess of the net actuarial gain or loss over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the remaining service life of active employees.

Past service costs arising from plan amendments are deferred and amortized on a straight-line basis over the average remaining service period of employees active at the date of amendment.

The Company amortizes the transitional obligation on a straight-line basis over the average remaining service period of employees expected to receive benefits under the benefit plan.

Years ended December 31 (in millions of dollars, unless otherwise indicated)

STOCK OPTION PLAN

The cost of stock options granted is recorded, using the fair value method, as a remuneration expense and included in general expenses and the corresponding amount is recorded in the Company's contributed surplus.


SHARE PURCHASE PLAN FOR EMPLOYEES

The Company contribution is charged to the income statement as a general expense in the period the shares are purchased.


DEFERRED SHARE UNITS

The deferred share units (DSU) settled in cash correspond to the difference between the market value and the exercise price at the date of issue. This value is recorded as a liability and the total expenses for the plan are included in general expenses.


GOVERNMENT ASSISTANCE

The Company has qualified for the major investment project of the Quebec government for which government assistance could be available until 2010. This assistance is recognized when the Company has received formal annual certification from the Quebec Government of its eligibility to receive the assistance and is recorded as a reduction of general expenses.


EARNINGS PER SHARE

The treasury stock method is used for determining the dilutive effect of stock options. The matching of the numerators and denominators used in computing basic and diluted earnings per share are presented in accordance with the standard.

3 - CHANGE IN ACCOUNTING POLICIES


GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

On January 1, 2004, the Company adopted GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, part of CANADIAN INSTITUTE OF CHARTERED ACCOUNTANTS (CICA) handbook section 1100. This section establishes the standard for financial reporting in accordance with GAAP, and provides guidance on sources to consult when selecting accounting policies and determining appropriate disclosures.


IMPACT OF AN AMENDMENT TO ACCOUNTING STANDARDS--FINANCIAL INSTRUMENTS DISCLOSURE AND PRESENTATION

On January 1, 2004, the Company decided to adopt the accounting amendments outlined by CICA for financial instruments disclosure and presentation required for fiscal years beginning on or after November 1, 2004. Securities issued by the Company and that give the Company an unrestricted option to settle the principal in cash or in the equivalent value of its own common shares, must be classified as debt. Consequently, the Company has reclassified the Industrial Alliance Trust Securities (IATS) from non-controlling interest to other debts and the interest is presented in the net financing expenses.

CONSOLIDATION OF VARIABLE INTEREST ENTITIES

The company will adopt, on a prospective basis, the CONSOLIDATION OF VARIABLE INTEREST ENTITIES (VIEs), CICA Accounting Guideline 15. VIEs are entities in which equity investors do not have a controlling financial interest or the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties. AcG-15 requires the consolidation of a VIE by its primary beneficiary, i.e., the party that receives the majority of the expected residual returns and/or absorbs the majority of the expected losses. The Accounting Guideline applies to annual and interim periods beginning on or after November 1, 2004. The Company continues to evaluate the impact of this new Guideline on its consolidated financial statements.

INVESTMENT COMPANIES

In January 2004, the CICA issued Accounting Guideline 18, Investment Companies. Under this guideline, investment companies are required to account for all their investments at fair value, including investments that would be consolidated or accounted for using the equity method. The Guideline sets out the criteria for determining whether a company is an investment company and also provides guidance on the circumstances in which the parent company of, or equity method investor in, an investment company should account for the investment company's investments at fair value. This Guideline applies to annual financial statements beginning on or after July 1, 2004. The Company continues to evaluate the impact of this new Guideline on its consolidated financial statements.

4 - RESTATEMENT OF THE TRANSFER AMOUNT OF THE PARTICIPATING POLICYHOLDERS'
    ACCOUNT

The Company realized that the amount that could be transferred from the participating policyholders' account to the retained earnings, pursuant to the INSURANCE COMPANIES ACT, had been understated each year since 1981, following the incorrect application of the calculation method.

Following this correction, the financial statements have been restated. The impact of this correction on the consolidated results translates into a $2.0 increase in the net income attributable to shareholders and an equivalent decrease in the net income attributable to policyholders during the year ended December 31, 2004 ($1.9 for the year ended December 31, 2003). The impact on the consolidated balance sheet is an increase in the retained earnings and an equivalent decrease in the participating policyholders' account of $51.6 as at beginning of 2004 ($49.7 in 2003).

This restatement increased the basic and diluted earnings per share for 2003 by $0.05.

5 - CHANGE IN THE INCOME TAX RATE

In 2003, the Ontario government repealed previously announced tax rate reductions for future years and announced a tax rate increase for the year 2004. The impact of this on the financial statements is a $3.9 decrease in the provision for future policy benefits and a $7.1 increase in the future income tax liability, resulting in a net reduction in the income of $3.2 in 2003.

6 - ACQUISITION OF BUSINESS

On December 31, 2004, the Company purchased 100% of the common shares of BLC-Edmond de Rothschild Asset Management Inc. (BLCER), a mutual fund management, private wealth management and institutional portfolio management company for a consideration of $69.1 in cash, and changed its name to Industrial Alliance Fund Management Inc. Also, an amount up to a maximum of $8.3 can be paid at the end of the fifth year if certain conditions are met. The initial amount is subject to a recovery clause that would reach up to $29.3 within the first 5 years if certain conditions are not met. The purchase price allocation shown is preliminary and is based on the Company's estimates of the fair values. The final allocation is expected to be completed within the next 6 months and may result in the reallocation of the purchase price.

On June 30, 2004, Industrial Alliance Securities Inc. purchased 100% of the common shares of Lynch Investments Limited, a securities broker, for a consideration of $0.4 in cash. The purchase price allocation shown is preliminary and is based on the Company's estimates of the fair values. The final allocation is expected to be completed within the next 6 months and may result in the reallocation of the purchase price.

On May 5, 2004, the Company purchased 100% of the common shares of Services de Gestion Evolution FM inc., an investment management company, for a consideration of $0.1 in cash and changed its name to Industrial Alliance Investment Management Inc.

On April 27, 2004, the Company completed the acquisition of an additional 50.25% of the common shares of FundEX Investments Inc., (FundEX) increasing its ownership in FundEX to 75.25%, for a cash consideration of $3.6 and an issuance of 9,963 of its own common shares for a total amount of $4.0. The value of the 25% already held by the Company is $0.6. On October 27, 2004, the Company completed the acquisition of an additional 8.25% of the common shares of FundEX Investments Inc., increasing its ownership in FundEX to 83.50% for a cash consideration of $0.7. The purchase price with respect to the future transaction for the remaining 16.50% has been set at an amount per share plus an adjustment tied to the net growth in the number of brokers under contract. Under this agreement, the purchase price will be a minimum of $1.3 over the next 3 years. The purchase price allocation shown is preliminary and is based on the Company's estimates of the fair values. The final allocation is expected to be completed within the next 6 months and may result in the reallocation of the purchase price.

On November 18, 2003, the Company completed the acquisition of 100% of the common shares of Co-operators Mutual Funds Limited (CMFL) and changed its name to Industrial Alliance Mutual Funds Inc. The Company acquired all the common shares issued for an amount of $3.0 and an amount to be determined in 1 year based on a percentage of the net assets under management. Using the value of the net assets under management as at December 31, 2003, the estimated amount to be paid under that condition was set at $1.4. During the year, the amount was recalculated at $1.7 as at December 31, 2004. The effect was an increase in the goodwill by $0.3.

On October 16, 2003, the Company completed the acquisition of 100% of the common shares of Global Allocation Financial Group Inc. (Global), a mutual funds dealer. The Company acquired all the common shares issued for an amount of $0.3 in cash and $0.2 payable over 3 years. Also, an amount up to a maximum of $0.3 will be paid over the next 3 years subject to certain targets being met.

The assets acquired and liabilities assumed are summarized as follows:

                                                                 2004
                                                LYNCH INVESTMENTS    SERVICES DE GESTION
                                     BLCER          LIMITED           EVOLUTION FM INC.        FUNDEX
                                       $               $                     $                    $
--------------------------------------------------------------------------------------------------------
ASSETS ACQUIRED
Cash and cash equivalents              3.1                     --                    0.1          0.9
Other invested assets                  1.5                     --                     --           --
Other assets                           6.1                    0.1                     --          3.5
Goodwill                              19.3                     --                     --           --
--------------------------------------------------------------------------------------------------------
                                      30.0                    0.1                    0.1          4.4
--------------------------------------------------------------------------------------------------------
LIABILITIES ASSUMED
Other liabilities                      4.9                    0.1                    0.1          3.3
Subordinated debt                       --                     --                     --          0.9
--------------------------------------------------------------------------------------------------------
                                       4.9                    0.1                    0.1          4.2
--------------------------------------------------------------------------------------------------------
Net assets acquired                   25.1                     --                     --          0.2
Minority interest                       --                     --                     --           --*
Goodwill                              44.0                    0.4                    0.1          5.1
--------------------------------------------------------------------------------------------------------
PURCHASE PRICE                        69.1                    0.4                    0.1          5.3
========================================================================================================


* less than $0.1



                                  2003
                            GLOBAL     CMFL
                              $         $
ASSETS ACQUIRED
---------------------------------------------
Cash                           0.3      0.4
Other invested assets           --      6.5
Other assets                   0.1      2.3
---------------------------------------------
                               0.4      9.2
---------------------------------------------
LIABILITIES ASSUMED
Other liabilities              0.4      8.8
---------------------------------------------
Net assets acquired             --      0.4
Goodwill                       0.5      4.0
---------------------------------------------
PURCHASE PRICE                 0.5      4.4
=============================================


7 - COST OF RESTRUCTURING

In acquiring BLCER on December 31, 2004, the Company had developed a plan to restructure the operations. Costs of $3.4 are expected to be incurred as a result of consolidation activities involving operations and systems and compensation costs. This cost is accounted for as part of the purchase price.


                                                          ACCRUED ON ACQUISITION
                                        EXPECTED       AMOUNTS INCURRED FOR THE YEAR  CUMULATIVE AMOUNT
                                      FUTURE COSTS        ENDED DECEMBER 31, 2004      INCURRED TO DATE
                                          $                        $                            $
--------------------------------------------------------------------------------------------------------
Compensation cost                              1.3                                --                 --
Cost of restructuring operations               2.1                                --                 --
--------------------------------------------------------------------------------------------------------
Total                                          3.4                                --                 --
========================================================================================================


On December 1, 2004, the Company announced the combination of the operations of its subsidiary The National Life Assurance Company of Canada with its own operations during the years 2005 and 2006. The impact of this combination in the consolidated financial statements is a $4.4 increase in the income taxes and in the future income taxes liabilities, a $0.6 increase in the change in provisions for future policy benefits and provision for future policy benefits, and a $1.6 ($1.0 after tax) increase in the general expenses and in accounts payable.

                                                                                  EXPENSES AS INCURRED
                                                                                    AMOUNTS INCURRED
                                                                     EXPECTED      FOR THE YEAR ENDED    CUMULATIVE AMOUNT
                                                                   FUTURE COSTS     DECEMBER 31, 2004     INCURRED TO DATE
                                                                       $                    $                    $
-----------------------------------------------------------------------------------------------------------------------------
Compensation cost                                                           4.0                   1.6                  1.6
Additional income taxes related to the consolidating operations             4.4                   4.4                  4.4
Additional provision for future policy
benefits related to the consolidating operations                            0.8                   0.6                  0.6
Accelerated amortization of software and equipment                          3.0                    --                   --
Systems conversion                                                          4.0                    --                   --
------------------------------------------------------------------------------------------------------------------------------
Total                                                                      16.2                   6.6                  6.6
==============================================================================================================================


8 - NET INVESTMENT INCOME

Net investment income was derived from the following sources:


                                                                         2004
                                                  INVESTMENT     REALIZED AND UNREALIZED           CHANGE IN
                                                    INCOME            GAINS (LOSSES)         PROVISION FOR LOSSES     TOTAL
                                                       $                   $                            $               $
------------------------------------------------------------------------------------------------------------------------------
Bonds                                                  382.4                        38.3                       --     420.7
Mortgages                                              160.4                         4.2                      0.8     165.4
Stocks                                                  24.5                        55.4                       --      79.9
Real estate (net of $43.8 operating expenses)           28.9                         2.2                       --      31.1
Short-term investments                                   3.6                          --                       --       3.6
Significantly influenced entity                          1.3                          --                       --       1.3
Other                                                    9.1                          --                       --       9.1
------------------------------------------------------------------------------------------------------------------------------
                                                       610.2                       100.1                      0.8     711.1
Investment expenses                                    (14.2)                         --                       --     (14.2)
------------------------------------------------------------------------------------------------------------------------------
Total                                                  596.0                       100.1                      0.8     696.9
==============================================================================================================================



                                                                        2003
                                                 INVESTMENT    REALIZED AND UNREALIZED         CHANGE IN
                                                   INCOME          GAINS (LOSSES)         PROVISION FOR LOSSES    TOTAL
                                                     $                  $                          $                $
--------------------------------------------------------------------------------------------------------------------------
Bonds                                                 350.1                       39.5                      --    389.6
Mortgages                                             165.2                        2.6                      --    167.8
Stocks                                                 22.1                       59.7                      --     81.8
Real estate (net of $41.4 operating expenses)          28.0                        1.1                    (0.1)    29.0
Short-term investments                                 11.6                         --                      --     11.6
Significantly influenced entity                         1.4                         --                      --      1.4
Other                                                  10.1                         --                      --     10.1
--------------------------------------------------------------------------------------------------------------------------
                                                      588.5                      102.9                    (0.1)   691.3
Investment expenses                                   (14.0)                        --                      --    (14.0)
--------------------------------------------------------------------------------------------------------------------------
Total                                                 574.5                      102.9                    (0.1)   677.3
==========================================================================================================================


9 - GOVERNMENT ASSISTANCE

The Company accounted for government assistance of $6.6 ($4.6 after tax) in 2004 ($11.3 ($7.8 after tax) in 2003). These amounts were accounted for based upon receipt of the formal confirmation in 2004 and 2003 from the Quebec government for the current and prior years. The 2003 amount was made up of $6.6 ($4.5 after tax) related to the year 2000, 2001 and 2002 and $4.7 ($3.3 after tax) related to the year 2003. The program calls for annual eligibility certification by the Quebec Government on a prospective basis. The Company has also received eligibility certification for the year 2005.

10 - INCOME TAXES

Income taxes reflect an effective tax rate that is lower than the federal and provincial tax combined rate due to the following items:


                                                             2004              2003
                                                          $        %        $        %
------------------------------------------------------------------------------------------
Income before income taxes                              236.9             207.5
Provision for income tax at Canadian statutory rates     80.0    33.77     67.8    32.68
Non-taxable income                                       (9.4)   (3.97)    (7.2)   (3.47)
Impact of integration of National Life operations         4.4     1.86       --       --
Change in tax rate                                       (2.7)   (1.14)     4.4     2.12
Large corporations and financial institutions taxes       5.4     2.28      2.2     1.06
------------------------------------------------------------------------------------------
Income taxes and effective income tax rates              77.7    32.80     67.2    32.39
==========================================================================================


Income taxes charged to the income statement are divided as follows:


                        2004    2003
                         $       $
-------------------------------------
Current income taxes    27.3    33.8
Future income taxes     50.4    33.4
-------------------------------------
Total                   77.7    67.2
=====================================


The future tax liability, included in other liabilities on the balance sheet, is related to the following principal items:

                       2004     2003
                         $       $
-------------------------------------
Policy liabilities    202.8    172.6
Real estate            44.4     41.7
Other                 (22.9)   (36.4)
-------------------------------------
Total                 224.3    177.9
=====================================




11 - RETAINED EARNINGS

To conform to Quebec statutory requirements with respect to provisions for future policy benefits, an amount of $213.8 of the retained earnings is appropriated ($219.8 as at December 31, 2003).

12 - INVESTED ASSETS

A) CARRYING VALUE, FAIR VALUE, CREDIT RISK AND CONCENTRATION RISK

Credit risk is the risk of financial loss resulting from the failure of borrowers to make payments of principal or interest when they fall due. Concentration risk arises when multiple credits are granted to borrowers with similar characteristics, or large credits are granted to 1 borrower.

The Company manages credit and concentration risks by:

- Establishing investment policies that are approved by the Board of Directors, and reviewed and updated on a regular basis;

- Requiring prudent diversification of credit portfolios;

- Establishing limits to credit exposures according to the characteristics of counterparties;

- Requiring the use of established underwriting and credit granting procedures;

- Monitoring compliance with established investment policies on a regular basis;

- Regularly updating its assessment of risk after the credit was originally granted;

- Requiring independent reviews and audits of its credit risk management program;

- Reporting the results of the monitoring program, reviews and audits to the Board of Directors.

The following tables provide information about the Company's exposure to credit and concentration risk.


                                                                2004
                               CARRYING VALUE     CARRYING VALUE    TOTAL CARRYING     UNREALIZED
                               OF UNIMPAIRED       OF IMPAIRED          VALUE             GAINS       FAIR
                                INVESTMENTS        INVESTMENTS      OF INVESTMENTS      (LOSSES)      VALUE
                                    $                   $                 $                 $           $
------------------------------------------------------------------------------------------------------------
BONDS
  Governments                         3,918.2                 --           3,918.2          783.8    4,702.0
  Municipalities                        104.4                 --             104.4           12.0      116.4
  Corporate and other                 2,050.6                1.3           2,051.9          176.5    2,228.4
------------------------------------------------------------------------------------------------------------
                                      6,073.2                1.3           6,074.5          972.3    7,046.8
------------------------------------------------------------------------------------------------------------
MORTGAGES
  Insured                             1,310.2                6.7           1,316.9           32.2    1,349.1
  Conventional                        1,173.5                1.4           1,174.9           38.7    1,213.6
------------------------------------------------------------------------------------------------------------
                                      2,483.7                8.1           2,491.8           70.9    2,562.7
------------------------------------------------------------------------------------------------------------
STOCKS                                1,081.1                 --           1,081.1           49.4    1,130.5
REAL ESTATE
  Held for investment                   438.6                 --             438.6           38.3      476.9
  Held for resale                          --                5.9               5.9            0.1        6.0
------------------------------------------------------------------------------------------------------------
                                        438.6                5.9             444.5           38.4      482.9
------------------------------------------------------------------------------------------------------------
POLICY LOANS                            162.7                 --             162.7             --      162.7
SHORT-TERM INVESTMENTS                   83.0                 --              83.0             --       83.0
CASH AND CASH EQUIVALENTS               252.9                 --             252.9             --      252.9
OTHER INVESTED ASSETS                    18.8                 --              18.8             --       18.8
------------------------------------------------------------------------------------------------------------
Total                                10,594.0               15.3          10,609.3        1,131.0   11,740.3
============================================================================================================



                                                                2003
                               CARRYING VALUE     CARRYING VALUE    TOTAL CARRYING     UNREALIZED
                               OF UNIMPAIRED       OF IMPAIRED          VALUE            GAINS        FAIR
                                INVESTMENTS        INVESTMENTS      OF INVESTMENTS      (LOSSES)      VALUE
                                    $                   $                 $                $            $
--------------------------------------------------------------------------------------------------------------
BONDS
  Governments                         3,269.2                 --           3,269.2          663.3     3,932.5
  Municipalities                         98.9                 --              98.9           14.0       112.9
  Corporate and other                 2,158.6                1.2           2,159.8          163.5     2,323.3
--------------------------------------------------------------------------------------------------------------
                                      5,526.7                1.2           5,527.9          840.8     6,368.7
--------------------------------------------------------------------------------------------------------------
MORTGAGES
  Insured                             1,203.0                9.0           1,212.0           33.9     1,245.9
  Conventional                        1,267.3               11.1           1,278.4           45.8     1,324.2
--------------------------------------------------------------------------------------------------------------
                                      2,470.3               20.1           2,490.4           79.7     2,570.1
--------------------------------------------------------------------------------------------------------------
STOCKS                                  930.3                 --             930.3           27.0       957.3
REAL ESTATE
  Held for investment                   418.2                 --             418.2           20.1       438.3
  Held for resale                          --                7.5               7.5            0.6         8.1
--------------------------------------------------------------------------------------------------------------
                                        418.2                7.5             425.7           20.7       446.4
--------------------------------------------------------------------------------------------------------------
POLICY LOANS                            154.9                 --             154.9             --       154.9
SHORT-TERM INVESTMENTS                   24.7                 --              24.7             --        24.7
CASH AND CASH EQUIVALENTS               280.1                 --             280.1             --       280.1
OTHER INVESTED ASSETS                    91.5                 --              91.5             --        91.5
--------------------------------------------------------------------------------------------------------------
Total                                 9,896.7               28.8           9,925.5          968.2    10,893.7
==============================================================================================================


Years ended December 31 (in millions of dollars, unless otherwise indicated)

OTHER INVESTED ASSETS


                                                                2004              2003
                                                                ----              ----
                                                                  $                 $
Investment securities (at market value)                           --              75.1
Receivable and accrued revenue                                    --               0.5
Significantly influenced entity                                 10.2               8.9
Notes receivable                                                 8.6               7.0
                                                                ----              ----
Total                                                           18.8              91.5
                                                                ====              ====

For bonds and stocks, fair values are determined with reference to quoted market prices if available, otherwise an appraisal is done using similar securities. For mortgages, the fair value reflects changes in interest rates that have occurred since the mortgages were issued. The fair value for real estate is determined by a combination of internal and external appraisals using expected net cash flows discounted at the market interest rate. For policy loans, short-term investments, cash and cash equivalents and other remaining invested assets, the fair values are approximately the same as the carrying value due to their short-term maturity or current market rates.

B) INTEREST RATE RISK

Interest rate risk arises when fluctuations in market interest rates change the cash flows of the Company's investments, and do not equally affect the cash flows of the Company's liabilities.

The following tables provide information about the maturity dates and fair value of the Company's invested assets that are subject to interest rate risk.

                                                                      2004
                                        ----------------------------------------------------------------
                                                        Bonds                         Mortgages
                                        ----------------------------------------------------------------
                                        Carrying value    Fair value     Carrying value       Fair value
                                              $               $                $                   $
                                        --------------    ----------     --------------       ----------
Due in 1 year or less                        425.9            432.8            296.9              298.0
Due after 1 year through 5 years           1,095.4          1,156.0          1,512.8            1,539.7
Due after 5 years through 10 years         1,389.3          1,555.3            378.5              402.6
Due after 10 years                         3,163.9          3,902.7            303.6              322.4
                                           -------          -------          -------            -------
Total                                      6,074.5          7,046.8          2,491.8            2,562.7
                                           =======          =======          =======            =======

                                                                      2003
                                        ----------------------------------------------------------------
                                                        Bonds                         Mortgages
                                        ----------------------------------------------------------------
                                        Carrying value    Fair value     Carrying value       Fair value
                                              $               $                $                  $
                                        --------------    ----------     --------------       ----------
Due in 1 year or less                        394.6            401.7            405.2              408.7
Due after 1 year through 5 years           1,074.5          1,142.9          1,473.9            1,510.8
Due after 5 years through 10 years         1,103.8          1,236.8            352.5              372.8
Due after 10 years                         2,955.0          3,587.3            258.8              277.8
                                           -------          -------          -------            -------
Total                                      5,527.9          6,368.7          2,490.4            2,570.1
                                           =======          =======          =======            =======

The effective yield is between 2.02% and 14.74% (2.02% and 13.63% in 2003) for bonds and between 2.58% and 13.00% (3.08% and 13.00% in 2003) for mortgages.

BONDS BY INVESTMENT GRADE

                                             2004             2003
                                             ----             ----
                                                 Carrying value
                                               $                $
                                             ----             ----
AAA                                           596.0            624.8
AA                                          1,038.3            866.3
A                                           3,987.4          3,683.8
BBB                                           438.5            345.6
BB and lower                                   14.3              7.4
                                            -------          -------
Total                                       6,074.5          5,527.9
                                            =======          =======

Years ended December 31 (in millions of dollars, unless otherwise indicated)

MORTGAGES BY REGION AND TYPE

                                                                  2004
                                 --------------------------------------------------------------------
                                 Atlantic                             Western      Outside
                                 provinces    Quebec      Ontario    provinces      Canada      Total
                                     $           $           $           $            $           $
                                 ---------    ------      -------    ---------     -------      -----
Residential                         0.9         358.1        42.0        7.4           --        408.4
Multi-residential                  20.3         688.3       190.9      405.8        177.9      1,483.2
Non-residential                    30.4         250.5        78.7      231.0          9.6        600.2
                                   ----       -------       -----      -----        -----      -------
Total                              51.6       1,296.9       311.6      644.2        187.5      2,491.8
                                   ====       =======       =====      =====        =====      =======

                                                                  2003
                                 --------------------------------------------------------------------
                                 Atlantic                             Western      Outside
                                 provinces    Quebec      Ontario    provinces      Canada      Total
                                     $           $           $           $            $           $
                                 ---------    -------     -------    ---------     -------      -----
Residential                         1.0         367.8        46.3       10.1           --        425.2
Multi-residential                  19.8         650.2       198.6      362.7        152.5      1,383.8
Non-residential                    32.2         290.0       113.2      235.4         10.6        681.4
                                   ----       -------       -----      -----        -----      -------
Total                              53.0       1,308.0       358.1      608.2        163.1      2,490.4
                                   ====       =======       =====      =====        =====      =======

REAL ESTATE BY TYPE OF PROPERTY

                                             2004             2003
                                            -----             -----
                                                 Carrying value
                                               $                $
                                            -----             -----
Residential and multi-residential             7.4               8.2
Office                                      327.3             306.8
Retail                                       88.4              89.4
Industrial                                   10.2              10.2
Land and other                               11.2              11.1
                                            -----             -----
Total                                       444.5             425.7
                                            =====             =====

C) PROVISIONS FOR CREDIT LOSSES

                                             2004             2003
                                            -----             -----
                                               $                $
                                            -----             -----
Bonds                                        32.4              30.5
Insured mortgage loans                         --               0.1
Conventional mortgage loans                   3.0               4.4
Real estate acquired to settle loans          3.7               3.8
Other                                          --               1.9
                                            -----             -----
Total                                        39.1              40.7
                                            =====             =====
Continuity of provisions
Provisions for losses at beginning of year   40.7              41.1
Net increase in provisions for losses          --               0.1
Write-offs,net of recoveries                 (1.6)             (0.5)
                                            -----             -----
Provisions for losses at end of year         39.1              40.7
                                            =====             =====

Years ended December 31 (in millions of dollars, unless otherwise indicated)

D) SECURITIES LENDING

The Company engages in securities lending to generate additional income. Certain securities from its portfolio are loaned to other institutions for short periods. Collateral, which represents 105% of the market value of the loaned securities, is deposited by the borrower with a lending agent, usually a securities custodian, and retained by the lending agent until the underlying security has been returned to the Company. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market values fluctuate. It is Company practice to obtain a guarantee from the lending agent against counterparty default, including collateral deficiency. As at December 31, 2004, the Company had loaned securities (which are included in invested assets) with a carrying value and market value of approximately $523.6 and $587.5 respectively ($264.4 and $296.4 in 2003).

13 - GOODWILL

The carrying value of goodwill and changes in the carrying value are as follows:

                                             2004             2003
                                            -----             -----
                                               $                $
Balance at beginning of year                 56.5              51.9
Acquisition of business                      68.9               4.5
Adjustment on previous years' transactions    0.3               0.1
                                            -----             -----
Balance at end of year                      125.7              56.5
                                            =====             =====

14 - OTHER ASSETS

Other assets consist of the following:

                                             2004             2003
                                            -----             -----
                                               $                $
Systems hardware and software, furniture,
and equipment, at cost                       76.9              79.1
Less: accumulated depreciation and
amortization                                 52.7              49.0
                                            -----             -----
                                             24.2              30.1
Leasehold improvements, at cost              50.7              41.2
Less: accumulated depreciation               28.0              22.7
                                            -----             -----
                                             22.7              18.5
Investment income due and accrued            57.5              64.9
Outstanding premiums                         65.0              59.4
Due from reinsurers                          21.4              23.2
Due from agents                              31.4              28.9
Accounts receivable                          54.9              57.7
Employee future benefit assets                7.3               8.6
Deferred expenses                            10.1               7.3
Prepaid expenses                             13.5              20.6
Miscellaneous                                 7.5               6.4
                                            -----             -----
                                            268.6             277.0
Total                                       315.5             325.6
                                            =====             =====

The depreciation and amortization of property and equipment is $13.6 ($14.1 in 2003).

The fair value of the other financial assets is approximately the same as the carrying value due to their short-term nature.

Years ended December 31 (in millions of dollars, unless otherwise indicated)

15 - POLICY LIABILITIES

Policy liabilities represent the amount of assets which, together with estimated future premiums and investment income, will be sufficient to pay estimated benefits, policyholder dividends and expenses on policies. Policy liabilities are determined using generally accepted actuarial practices according to standards established by the CIA. Policy liabilities include provisions for future policy benefits, deposit liabilities and incurred but unpaid claims.

The composition of the Company's policy liabilities and the corresponding assets are as follows:

                                                                      2004
                                        -------------------------------------------------------------------------
                                                     Individual                    Group
                                        -------------------------------------------------------------------------
                                        Life & Health    Annuities     Life & Health       Pensions      Total
                                              $               $                $                $          $
                                        --------------   ----------    --------------     ----------   ---------
POLICY LIABILITIES
Canada                                     3,590.5       1,536.5           874.7            2,095.4       8,097.1
United States                                112.7         236.7             0.1                0.3         349.8
Other countries                               46.1           0.7              --                 --          46.8
                                           -------       -------         -------           --------       -------
Total                                      3,749.3       1,773.9           874.8            2,095.7       8,493.7
                                           =======       =======         =======           ========       =======
ASSETS BACKING POLICY LIABILITIES

Bonds and other fixed interest securities  2,519.3         662.5           515.5            1,267.3       4,964.6
Mortgages                                    282.6       1,040.1           330.2              635.9       2,288.8
Stocks                                       718.3          17.6             3.1               32.2         771.2
Real estate                                   65.0          16.7              --              140.8         222.5
Policy loans                                 137.6          24.1             0.1                 --         161.8
Other assets                                  26.5          12.9            25.9               19.5          84.8
                                           -------       -------         -------           --------       -------
Total                                      3,749.3       1,773.9           874.8            2,095.7       8,493.7
                                           =======       =======         =======           ========       =======

                                                                      2003
                                        -------------------------------------------------------------------------
                                                     Individual                    Group
                                        -------------------------------------------------------------------------
                                        Life & Health    Annuities     Life & Health       Pensions      Total
                                              $               $                $                $          $
                                        --------------   ----------    --------------     ----------   ---------
POLICY LIABILITIES
Canada                                     3,194.9       1,553.0            806.0           2,068.1       7,622.0
United States                                101.9         222.9              0.1               0.3         325.2
Other countries                               45.6           0.7               --                --          46.3
                                           -------       -------          -------          --------       -------
Total                                      3,342.4       1,776.6            806.1           2,068.4       7,993.5
                                           =======       =======          =======          ========       =======

ASSETS BACKING POLICY LIABILITIES

Bonds and other fixed interest securities  2,329.3         603.3            408.7           1,298.9       4,640.2
Mortgages                                    246.7       1,066.2            363.1             580.3       2,256.3
Stocks                                       579.1          19.3              8.3              31.0         637.7
Real estate                                   63.7          16.6               --             137.9         218.2
Policy loans                                  97.1          57.0              0.1                --         154.2
Other assets                                  26.5          14.2             25.9              20.3          86.9
                                           -------       -------           ------          --------       -------
Total                                      3,342.4       1,776.6            806.1           2,068.4       7,993.5
                                           =======       =======          =======          ========       =======


The fair value of assets backing policy liabilities as at December 31, 2004 was estimated at $9.5 billion ($8.9 billion in 2003). This value should not be compared to the amount of policy liabilities since policy liabilities are not valued at market. Changes in the fair value of assets backing policy liabilities are essentially offset by changes in the fair value of policy liabilities and thus have a limited impact on the Company's equity.

Years ended December 31 (in millions of dollars, unless otherwise indicated)

ASSUMPTIONS

To compute the policy liabilities, assumptions based on the Appointed Actuary's best estimate of future experience have been made for many variables. These variables include mortality, morbidity, investment returns, lapse rates, operating expense levels, inflation, policyholder dividends and taxes. These assumptions cover the term of the liabilities being valued.

The following methods were used to establish the most significant assumptions:

MORTALITY

For individual life insurance, the Company conducts mortality experience studies annually. The mortality assumption is based on the results of these studies over the last few years. Overall, the Company's mortality experience has exhibited a gradually declining trend. However, no future mortality improvements are assumed in the calculation of policy liabilities for this block of business.

With respect to individual annuities and group pensions, the assumption used is based on Company and industry experience. Emphasis is placed on industry experience where the Company's experience is insufficient to be statistically reliable. Mortality improvement has been projected to occur throughout the future lifetime of annuitants.

With respect to group insurance, the Company conducts mortality experience studies annually. The expected future mortality experience is incorporated into the calculation of policy liabilities for this block but no future mortality improvement is assumed.

To manage the mortality risk, actual claims experience is monitored on a monthly basis. Reinsurance is utilized to limit the losses from any single claim or catastrophic event.

MORBIDITY

The Company uses industry experience tables appropriate to its type of business, modified to reflect emerging Company experience.

INVESTMENT RETURN AND INTEREST RATE RISK

CALM is the method prescribed by the standards of the CIA to ensure the adequacy of assets backing the policy liabilities.

The CALM involves projecting asset and liability cash flows for each business segment under a set of prescribed interest rate scenarios, plus additional scenarios chosen by the Appointed Actuary. Net cash flows are invested in new assets, if positive, or assets are sold or borrowed against to meet cash needs in accordance with the assumptions of each scenario. The policy liabilities are at least as great as the liabilities determined under the worst of the scenarios tested. Moreover, the projected asset cash flows include assumptions for investment expenses and credit risk.

The Company's financial position may be affected by interest rates. The uncertainty related to interest rate fluctuation is that economic losses or gains can occur following the disinvestment or reinvestment of future cash flows. The Company's policy of closely matching cash flows of the assets with those of corresponding liabilities reduces the risk of interest rate fluctuations.

CURRENCY RISK

To manage exposure to currency risk, the Company's strategy is to match assets with related liabilities by currency.

   Years ended December 31 (in millions of dollars, unless otherwise indicated)

INCOME TAXES

The policy liabilities were established to be consistent with the use of the future income taxes method of accounting for income taxes. Accordingly, policy liabilities are reduced by an amount of $75.0 ($66.3 as at December 31, 2003) to reflect the discounted value of policy-related tax cash flows in excess of future income tax liabilities.

EXPENSES

Policy maintenance expenses were calculated using the Company's internal expense studies. Maintenance expenses include costs of servicing and maintaining in force policies and associated overhead expenses. No productivity gains are projected. Unit expense factors are projected to increase in the future assuming an appropriate inflation rate.

LAPSES

Expected lapse rate assumptions are generally based on the Company's recent lapse experience. Estimates of future lapse rates are adjusted to take into account industry experience where the Company's experience is limited.

Long-term lapse rate assumptions take into account the emerging trend of lower lapse rates with respect to lapse supported types of products.

MARGINS FOR ADVERSE DEVIATIONS

The best estimate assumptions are adjusted to include margins for adverse deviations to recognize the uncertainty in establishing these best estimates and to allow for possible deterioration in expected experience. These margins increase policy liabilities and provide reasonable assurance that the amount of assets backing the policy liabilities is sufficient to cover the impact of adverse experience.

The range for these margins is set out in standards issued by the CIA. The factors considered in the selection of appropriate margins include the degree of uncertainty with respect to the expected experience and the relative volatility of potential losses. To the extent that the amounts provided for adverse deviations are not required to offset future adverse experience, they will be released back into income over the remaining term of the policies.

REINSURANCE

In the normal course of business, the Company uses reinsurance to limit its risk on every life insured. Maximum benefit amount limits, which vary by line of business, are established for life and health insurance. The Company also has reinsurance agreements covering financial losses from multiple claims due to catastrophic events affecting several lives insured.

To reduce the risk of reinsurance, the reinsurance agreements are with well established, well rated reinsurers. Although reinsurance agreements provide for the recovery of claims arising from the liabilities ceded, the Company retains primary responsibility to the policyholders.

Total policy liabilities on the balance sheet are presented net of reinsurance ceded.

GUARANTEES ON SEGREGATED FUNDS

A liability for guarantees on segregated funds is maintained in the general fund. The amount of liability is at least as great as the amount determined using the methodology defined by the CIA.

DEFERRED ACQUISITION COSTS

Deferred acquisition costs (DAC) are being held as a negative policy liability on the balance sheet. Acquisition costs are expenses incurred in the acquisition of individual and group annuity contracts that will be written off over the period of surrender charges. The liability recognizes the amount of future revenues that are available to recover the unamortized amount of the acquisition costs.

   Years ended December 31 (in millions of dollars, unless otherwise indicated)

CHANGES IN POLICY LIABILITIES*

                                                                     2004                     2003
                                                                       $                        $
                                                                    ------                   ------
Balance at the beginning of year                                    7,993.5                  7,298.7
Impact of change in future income tax rate                               --                     (3.9)
Reinsurance recaptured                                                   --                    208.0
Impact of the integration of National Life operations                   0.6                       --
Changes in assumptions                                                  5.7                      5.7
Normal changes                                                        521.5                    560.9
Foreign currency translation                                          (27.6)                   (75.9)
                                                                    -------                  -------
BALANCE AT THE END OF YEAR                                          8,493.7                  7,993.5
                                                                    =======                  =======

* Including participating

16 - OTHER LIABILITIES

Other liabilities consist of the following:

                                                                      2004                     2003
                                                                       $                        $
                                                                     -----                    -----
Unearned premiums                                                     70.4                     61.1
Other contractual liabilities                                         26.2                     19.5
Mortgage debt                                                         38.6                     39.7
Future income tax liabilities                                        224.3                    177.9
Accounts payable and accrued:
  Due to reinsurers                                                  12.5                       7.4
  Due to agents                                                      23.0                      19.2
  Administration fees payable                                         3.7                       3.1
  Income and premium taxes payable                                   27.2                      29.4
  Withholding taxes and deductions payable                            6.2                       6.4
  Interest payable                                                    0.1                      15.9
  Employee future benefits                                           32.5                      31.8
  Other                                                             102.7                      99.8
Accounts payable for amounts on deposit for clients                  77.9                      69.0
                                                                    -----                     -----
Total                                                               645.3                     580.2
                                                                    =====                     =====

The mortgage debts bear interest between 6.82% and 7.90% with a maturity between 2009 and 2012. These mortgage debts are secured on real estate with a carrying value of $135.8.

The reimbursement of the mortgage debts over the next 5 years will be:

2005                    2006                      2007                       2008                       2009
 $                       $                         $                          $                          $
----                    ----                      ----                       ----                       ----
1.2                     1.3                       1.4                        1.5                         1.4
====                    ====                      ====                       ====                        ====

The interest expense on the mortgage debts is $2.8 ($2.8 in 2003).

The fair value of the other financial liabilities except the mortgage debts is approximately the same as the carrying value due to their short-term nature. The fair value of the mortgage debts is $40.6 ($40.6 in 2003) taking into consideration the interest rates attached to the mortgage debt and the current interest rates.

   Years ended December 31 (in millions of dollars, unless otherwise indicated)


17 - DEFERRED NET REALIZED GAINS

Deferred net realized gains are realized gains and losses which have not yet been recognized in income and which will be amortized into future net investment income in accordance with the accounting policies described in note 2.

                                                                                       2004              2003
                                                                                        $                 $
                                                                                       ----              ----
RELATED TO POLICY LIABILITIES

Bonds                                                                                 321.8              291.7
Stocks                                                                                 15.7               14.9
Mortgages                                                                              15.4               13.5
Real estate                                                                             4.8                4.6
                                                                                      -----              -----
                                                                                      357.7              324.7
                                                                                      -----              -----
RELATED TO EQUITY

Bonds                                                                                  15.6               15.8
Stocks                                                                                  3.1                5.7
Mortgages                                                                              (4.6)              (3.8)
Real estate                                                                             8.9                4.8
                                                                                      -----              -----
                                                                                       23.0               22.5
                                                                                      -----              -----
Total                                                                                 380.7              347.2
                                                                                      =====              =====


18 - SUBORDINATED DEBENTURES

Subordinated debentures represent direct unsecured obligations of the Company that are subordinate to the Company's policyholders and other creditors.

                                                                                               2004                2003
                                                                                       -----------------   ------------------
                                                                                        Carrying    Fair    Carrying    Fair
                                                                                          value    value      value     value
                                                                                            $        $          $         $
                                                                                        --------   -----    --------    -----
Subordinated debenture, Series 1 bearing basic interest
of 1.25% and variable interest tied primarily to the return
on the investment fund, redeemable at the option of the
Company beginning in February 2004 or repayable
on maturity in 2010.                                                                        --       --        60.0      75.1

Subordinated debenture, Series 3 bearing basic interest
of 6.25% plus variable interest of no more than 5.25%
under certain conditions, redeemable at the option of the
Company beginning in February 2004 or repayable
on maturity in 2010.                                                                        --       --        75.0      75.2

   Years ended December 31 (in millions of dollars, unless otherwise indicated)

                                                                                               2004                2003
                                                                                       -----------------   ------------------
                                                                                        Carrying    Fair    Carrying    Fair
                                                                                          value    value      value     value
                                                                                            $        $          $         $
                                                                                        --------   -----    --------    -----
Subordinated debenture with a maturity on June 30,
2019 and bearing interest of 5.13% payable semi-annually
from June 30, 2004 to June 30, 2014. After that date,
the interest rate will be equal to the 90-day Bankers'
Acceptance rate plus 1% payable quarterly and redeemable
by the Company before June 30, 2014, wholly or partially,
with the approval of the Autorite des marches financiers
at a redemption price that is equal to the higher of the
Canada yield price and par. After June 30, 2014, the Company may redeem in whole, but not in part only, on each payment
date of quarterly interest, with the prior approval of
the Autorite des marches financiers at par.                                                 150.0    150.7         --      --
                                                                                            -----    -----      -----   -----
Total                                                                                       150.0    150.7      135.0   150.3
                                                                                            =====    =====      =====   =====

The net financing expense on subordinated debentures is $7.8 ($17.2 in 2003).

On March 11, 2004, the Company issued a new subordinated debenture of $150.0, with a maturity on June 30, 2019.

SUBORDINATED DEBENTURE, SERIES 1

On April 29, 2004, the Company redeemed the subordinated debenture, Series 1 of $60.0. This redemption reduced the investment securities fund included in the other invested assets and the accounts payable related to this item.

SUBORDINATED DEBENTURE, SERIES 3

On March 24, 2004, the Company redeemed the subordinated debenture, Series 3 of $75.0 at par from Capital d'Amerique CDPQ inc.

SUBORDINATED DEBENTURE, SERIES 2

On December 22, 2003, the Company redeemed the Series 2 Subordinated Debentures with a cash payment of 110.923 dollars per 100 dollars of principal for a total of $55.5. This resulted in an increase of $5.5 in the financing expenses, and a $5.7 gain on the sale of the related portfolio of assets which is fully recognized in net investment income.

For the $60.0 debenture, the fair value is the market value of the investment fund. For the other debenture, the fair value represents the value of a similar instrument on the market.

19 - OTHER DEBTS

                                                                                      2004              2003
                                                                                       $                 $
                                                                                      ----              ----
Trust units issued by Industrial Alliance Capital Trust
  150,000 Trust securities - Series A                                                 150.0             150.0
                                                                                      =====             =====

The net financing expense on the other debts is $8.5 ($4.2 in 2003).

The fair value of the other debts is $155.8 ($150.7 in 2003).

INDUSTRIAL ALLIANCE TRUST SECURITIES (IATS)

On July 4, 2003, Industrial Alliance Capital Trust (the Trust), a trust controlled by Industrial Alliance, issued $150.0 of non-voting IATS.

Each IATS entitles the holder to receive a non-cumulative semi-annual fixed cash distribution of 28.57 dollars, representing an annual yield of 5.714%, payable out of the Trust's net distributable funds. If this distribution is not paid, the Company cannot declare dividends on its common shares. The holder can convert, using his exchange right, into class A series YY preferred capital shares.

Subject to regulatory approval, on December 31, 2008 and on any distribution date thereafter, the Trust may redeem the IATS, in whole or in part and, under certain circumstances, the Trust may redeem all but not less than all the IATS prior to December 31, 2008. The IATS have a maturity date of December 31, 2013.

The IATS constitute Tier 1 capital for regulatory purposes.

IATS issue costs of $2.6 ($1.8 after tax) were recognized as a charge to the retained earnings in 2003.

   Years ended December 31 (in millions of dollars, unless otherwise indicated)

20 - MINORITY INTEREST

The Company controls a 83.50% equity interest in FundEX Investments Inc.

The minority interest in the balance sheet represents less than $0.1.

                                                                                      2004              2003
                                                                                       $                 $
Minority interest in the subsidiary                                                   (0.1)              --
                                                                                      ====               ==


21 - SHARE CAPITAL

The authorized share capital consists of the following:

COMMON SHARES

Unlimited common shares without par value, with voting rights.

PREFERRED SHARES

10,000,000 preferred shares with a par value of 25 dollars each, without voting rights, with a non-cumulative preferential dividend of 1% until 2004, to be subsequently revised at a rate that will be based on market prices, issuable in series with equal ranking as for dividend and capital.

3,000,000 Series 1 preferred shares, redeemable at the issuing value at the Company's option under certain conditions, including approval by the Autorite des marches financiers, convertible at the option of the holder over a period of 4 years starting in 2001 into common shares at 95% of the market value of these shares. This conversion option may itself lead to a conversion of the series 1 preferred shares into series 2 preferred shares at the Company's option.

3,000,000 Series 2 preferred shares, issuable for the sole purpose of conversion of series 1 preferred shares, redeemable at the option of the Company at the issuing value increased by a 5.26% premium under certain conditions, including the necessity to proceed with the issue of series 3 preferred shares.

3,000,000 Series 3 preferred shares, redeemable after 5 years at their issue value subject to approval by the Autorite des marches financiers or convertible into common shares at their market value.

An unlimited number of class A - Series A preferred shares, without par value, without voting rights, non-cumulative semi-annual dividend in cash of 0.5625 dollars per share, redeemable at the option of the Company after December 31, 2008 subject to approval by the Autorite des marches financiers for 25 dollars per share.

An unlimited number of class A - Series YY preferred shares, without par value, without voting rights, non-cumulative semi-annual dividend in cash of
0.450 dollars per share, redeemable at the option of the Company for 25 dollars per share or convertible into common shares after December 31, 2008, subject to approval by the Autorite des marches financiers. Also, convertible at the option of the shareholders into common shares at each conversion date, the last day of June and December of each year after June 30, 2014.

An unlimited number of class A - Series ZZ preferred shares, without par value, without voting rights, non-cumulative semi-annual dividend in cash of
0.5625 dollars per share, redeemable at the option of the Company for 25 dollars per share or convertible into common shares after December 31, 2008, subject to approval by the Autorite des marches financiers. Also, convertible at the option of the shareholders into common shares at each conversion date, the last day of June and December of each year after June 30, 2014.

Years ended December 31 (in millions of dollars, unless otherwise indicated)




                                                              2004                            2003
                                              ---------------------------------  --------------------------------
                                                  NUMBER                             NUMBER
                                                OF SHARES           AMOUNT          OF SHARES            AMOUNT
                                              (IN THOUSANDS)          $           (IN THOUSANDS)           $
                                              --------------      ---------       --------------         -------
COMMON SHARES
Balance at beginning of year                   39,345.6              438.5            37,648.2             382.2
Shares issued on exercise of stock options         52.7                2.3                  --                --
Shares issued on acquisition of business           10.0                0.5                  --                --
Cancellation of shares issued at
demutualization                                  (108.2)              (1.7)                 --                --
Shares issued on conversion of preferred
shares - Series 1                                 444.6               18.7             1,697.4               56.3
Balance at end of year                         39,744.7              458.3            39,345.6              438.5
SHARES HELD IN TREASURY                           (10.8)              (0.2)              (10.8)              (0.2)
                                               --------              -----            --------              -----
                                               39,733.9              458.1            39,334.8              438.3
                                               ========                               ========
PREFERRED SHARES - SERIES 1
Balance at beginning of year                      750.0               18.7             3,000.0               75.0
Shares converted into common shares              (750.0)             (18.7)           (2,250.0)             (56.3)
                                               --------              -----            --------              -----
Balance at end of year                               --                 --               750.0               18.7
                                               ========                               ========
PREFERRED SHARES - SERIES A
Balance at beginning of year                        4.0                0.1                  --                --
Shares issued                                        --                 --                 4.0                0.1
                                               --------              -----            --------              -----
Balance at end of year                              4.0                0.1                 4.0                0.1
SHARES HELD IN TREASURY                            (4.0)              (0.1)               (4.0)              (0.1)
                                               --------              -----            --------              -----
                                                     --                 --                  --                 --
                                               ========                               ========
TOTAL SHARE CAPITAL                                                  458.1                                   457.0
                                                                     =====                                   =====

On July 27, 2004, following Board approval, the Company cancelled the outstanding common shares issued at the time of demutualization that have not been claimed. The impact of this cancellation is a decrease in the share capital and an increase in the retained earnings.

On March 17, 2004, the Company converted 750,000 Series 1 preferred shares, that were held by Capital d'Amerique CDPQ inc., being the balance of the Series 1 preferred shares, into 444,587 common shares, for an amount of $18.7.

On April 22, 2003, the Company converted 2,250,000 of its Series 1 preferred shares that were held by Capital d'Amerique CDPQ inc., into 1,697,447 common shares for an aggregate amount of $56.3, being 75% of the Series 1 preferred shares portfolio.

Years ended December 31 (in millions of dollars, unless otherwise indicated)

22 - EARNINGS PER SHARE


                                                                               2004                   2003
                                                                          ----------                ----------
                                                                                 $                      $
                                                                                                     (Restated)
                                                                                                      (note 4)
                                                                          ----------                ----------
Shareholders' net income                                                       155.1                     136.9
Less:dividends on preferred shares                                              (0.1)                     (0.3)
                                                                          ----------                ----------
Common shareholders' net income                                                155.0                     136.6
Effect of the conversion on the common shareholders' net income:
Reduction of financing expenses, net of income taxes and dividends on
preferred  shares                                                                0.2                       1.5
                                                                          ----------                ----------
Common shareholders' net income on a diluted basis                             155.2                     138.1

Weighted daily average number of shares outstanding                       39,617,937                38,808,008
Add: diluted effect of stock options granted and outstanding                 149,575                    10,888
Add: diluted effect of convertible preferred shares                           94,576                   985,753
Weighted average number of shares outstanding on a diluted basis          39,862,088                39,804,649
EARNINGS PER SHARE (in dollars)
  basic                                                                         3.91                      3.52
  diluted                                                                       3.89                      3.47

23 - STOCK-BASED COMPENSATION

STOCK OPTION PLAN

The Company grants a certain number of common stock options to the directors and management personnel and determines the exercise price of the options, the expiry dates and the dates on which the options can be exercised.

The exercise price of each option is equal to the weighted average price of the shares traded on the Toronto Stock Exchange during the 5 days of trading preceding the option grant date.The options are generally valid for 10 years.They can be exercised at the rate of 25% per year for the first 4 anniversaries of the grant.

A total of 2,630,652 common shares (about 7% of the outstanding common shares) can be granted under the plan by the Board subject to an agreement of a maximum of 1.4% of the issued and outstanding common shares of the Company, per person eligible for the plan.

No options will be granted to the directors before approval by the shareholders.

The following table presents the activities:



                                                              2004                            2003
                                        ---------------------------------------  ----------------------------------
                                          NUMBER OF                WEIGHTED        NUMBER OF            WEIGHTED
                                        STOCK OPTIONS              AVERAGE       STOCK OPTIONS          AVERAGE
                                         OUTSTANDING            EXERCISE PRICE    OUTSTANDING        EXERCISE PRICE
                                        (IN THOUSANDS)           (IN DOLLARS)    (IN THOUSANDS)       (IN DOLLARS)
                                       ---------------          --------------   --------------      --------------
At beginning of year                       1,150.8                  40.92            931.3               41.89
Granted                                      268.0                  46.71            247.0               37.26
Exercised                                    (52.7)                 39.14               --                  --
Forfeited                                    (61.6)                 41.19            (27.5)              40.99
At end of year                             1,304.5                  42.17          1,150.8               40.92
                                           =======                                 =======
Exercisable at end of year                   579.7                  40.90            339.4               40.64

Years ended December 31 (in millions of dollars, unless otherwise indicated)

Fair value of 2004 options was estimated to be $11.67 at the grant date using the Black-Scholes option pricing model.The pricing model assumes the following information:


Risk free interest rate                                     4.23%
Expected volatility                                           20%
Expected life                                             7 years
Expected dividends                                          1.63%

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option pricing models also require estimates which are highly subjective, including expected volatility of the underlying stock. Changes in assumptions can materially affect estimates of fair values.



                                                                   OPTIONS OUTSTANDING

                                                                                           NUMBER OF
  EXERCISE                         NUMBER OF                          AVERAGE             EXERCISABLE
   PRICES                      OPTIONS OUTSTANDING                REMAINING LIFE            OPTIONS
(IN DOLLARS)                     (IN THOUSANDS)                     (IN YEARS)           (IN THOUSANDS)
------------                   -------------------                --------------         --------------
   38.11                              397.0                             5.93                  302.3
   45.62                              422.5                             6.88                  221.5
   37.25                              212.0                             8.11                   53.4
   37.99                               10.0                             8.82                    2.5
   46.88                              263.0                             9.12                     --
                                    -------                             ----                   -----
   Total                            1,304.5                             7.26                   579.7
                                    =======                             ====                   =====

SHARE PURCHASE PLAN FOR EMPLOYEES

The Company adopted an employee share purchase plan in which employees can contribute up to 5% of their salary to a maximum of 1,500 dollars per year. The Company matches 50% of the employee's contribution amount. The Company's contribution is charged to the income statement as a general expense. The shares purchased by the employees under the share purchase plan have to be kept by the employees for a minimum period of two years before they can be sold.

DEFERRED SHARE UNITS (DSU)

The plan is offered to the directors and management personnel of the Company and its subsidiaries. Under this plan, each member may choose to receive all or a percentage of their annual directors' remuneration or management incentive bonus in the form of DSUs. This election to participate must be made on an annual basis.

24 - EMPLOYEE FUTURE BENEFITS

The Company maintains a number of funded and unfunded defined benefit plans which provide pension and post-employment benefits to most of its employees and a defined contribution plan.

Other plans are contributory life and health care plans with employee contributions adjusted annually, and non-contributory life insurance plans. A plan also provides pre-retirement long-term and short-term disability income benefits.

DEFINED BENEFIT PLANS

The Company measures its accrued benefit obligations and the fair value of plan assets for accounting purposes as at December 31 of each year. The most recent actuarial valuation of the pension plans for funding purposes was December 31, 2003 and the next required valuation will be as at December 31, 2006.

Years ended December 31 (in millions of dollars, unless otherwise indicated)


                                                                 2004                               2003
                                                   -------------------------------   --------------------------------
                                                     PENSION             OTHER        PENSION                OTHER
                                                      PLANS              PLANS         PLANS                 PLANS
                                                        $                  $             $                     $
                                                    ----------         -----------    ------------         -----------
DEFINED BENEFIT PLAN ASSETS
Fair value at beginning of year                        265.6               --            227.1                  --
Actual return on assets                                 30.9               --             36.6                  --
Company contributions                                   10.2               --              9.3                  --
Employee contributions                                   5.1               --              4.9                  --
Benefits paid                                          (12.5)              --            (12.3)                 --
                                                    ----------         -----------    ------------         -----------
Fair value at end of year                              299.3               --            265.6                  --
                                                    ==========         ===========    ============         ============
DEFINED BENEFIT PLAN OBLIGATIONS
Balance at beginning of year                           287.1               16.1          246.8                 15.6
Current service cost                                    11.6                1.2            9.9                  0.3
Interest cost                                           16.6                0.9           14.8                  0.9
Employee contributions                                   5.1                --             4.9                  --
Benefits paid                                          (12.5)              (0.5)         (12.3)                (0.8)
Actuarial (gains) losses                                13.9                2.4           23.0                  0.1
                                                    ----------         -----------    ------------         -----------
Balance at end of year                                 321.8               20.1          287.1                 16.1
                                                    ==========         ===========    ============         ============
ACCRUED PLAN OBLIGATIONS ARE COMPOSED OF:
Funded plans                                           279.7                 --          247.3                  --
Unfunded plans                                          42.1                20.1          39.8                 16.1
                                                    ----------         -----------    ------------         -----------
                                                       321.8                20.1         287.1                 16.1
                                                    ==========         ===========    ============         ============
RECONCILIATION OF FUNDED STATUS TO THE AMOUNTS
RECORDED IN FINANCIAL STATEMENTS

Fair value of plan assets                              299.3                  --         265.6                   --
Accrued benefit obligation                             321.8                20.1         287.1                  16.1
                                                    ----------         -----------    ------------         -----------
Funded status of plans-surplus (deficit)               (22.5)              (20.1)        (21.5)                (16.1)
Unamortized net actuarial (gains) losses                17.1                 1.5          16.4                  (1.0)
Unamortized past service costs                           5.6                  --           6.0                   --
Unamortized transitional obligation                     (5.0)                0.6          (5.5)                  0.7
                                                    ----------         -----------    ------------         -----------
Accrued benefit asset (liability), net of
valuation allowance                                     (4.8)               (18.0)        (4.6)                (16.4)
                                                    ==========         ===========    ============         ============
THE AMOUNTS IN THE BALANCE SHEET ARE:
Other assets                                             7.4                 (0.5)         8.6                  (0.4)
                                                    ==========         ===========    ============         ============
Other liabilities                                       12.4                 17.5         13.4                  15.9
                                                    ==========         ===========    ============         ============

Years ended December 31 (in millions of dollars, unless otherwise indicated)

Funded plans with accrued benefit obligations in excess of plan assets:

Included in the above accrued benefit obligation of plan assets at year end are the following amounts in respect of plans that are not fully funded:


                                                                 2004                               2003
                                                   -------------------------------   --------------------------------
                                                     PENSION             OTHER        PENSION                OTHER
                                                      PLANS              PLANS         PLANS                 PLANS
                                                        $                  $             $                     $
                                                    ----------         -----------    ------------         -----------
FUNDED STATUS-PLAN DEFICIT

Accrued benefit obligation                              82.4                --             72.4                  --
Fair value of plan assets                               71.2                --             67.0                  --
                                                    ----------         -----------    ------------         -----------
Funded status-plan deficit                             (11.2)               --             (5.4)                 --
                                                    ==========         ===========    ============         ============
BENEFIT PLAN EXPENSES
Current service cost                                    11.6               1.2              9.9                  0.3
Interest cost                                           16.6               0.9             14.8                  0.9
Actual return on plan assets                           (30.9)               --            (36.6)                  --
Actuarial loss (gain) on plan                           13.9               2.4             23.0                   --
                                                    ----------         -----------    ------------         -----------
Elements of employee future benefit costs before
adjustment to recognize the long-term nature
of employee future benefit costs                        11.2               4.5             11.1                   1.2

ADJUSTMENTS TO RECOGNIZE THE LONG-TERM
NATURE OF EMPLOYEE FUTURE BENEFIT COSTS:
Difference between actual return and expected return    12.2                --             20.6                    --
Difference between actuarial (gain) loss
recognized for year and actuarial (gain)
loss on accrued benefit obligation for year            (12.9)             (2.4)           (22.2)                  (0.3)
Difference between amortization of past service
costs for year and actual plan amendments for year       0.5                --              0.5                     --
Amortization of the transitional obligation             (0.5)               --             (0.5)                  (0.6)
                                                    ----------         -----------    ------------         -----------
BENEFIT COSTS RECOGNIZED                                10.5               2.1              9.5                    0.3
                                                    ==========         ===========    ============         ============

Plan assets consist of the following measured as at December 31 of each year:


                                             2004              2003
                                           -------           --------
                                              %                  %
ASSET CATEGORIES
Bonds                                        40.46              37.06
Mortgages                                       --               0.85
Stocks                                       55.61              56.47
Other                                         3.93               5.62
                                           -------           --------
Total                                       100.00             100.00
                                           =======           ========

The pension plan assets contain 142,676 common shares of the Company (142,676 in 2003) for a market value of $7.8 ($6.2 in 2003).

SIGNIFICANT ASSUMPTIONS


                                                             2004                             2003
------------------------------------------------------------------------------------------------------------------
ACCRUED BENEFIT OBLIGATION                        PENSION            OTHER          PENSION            OTHER
                                                   PLANS             PLANS           PLANS             PLANS
------------------------------------------------------------------------------------------------------------------
                                                    %                  %              %                  %
------------------------------------------------------------------------------------------------------------------
Discount rate                                      5.8                5.8            6.0                6.0
Rate of compensation increase                      3.5                3.5            3.5                3.5
------------------------------------------------------------------------------------------------------------------





                                                            2004                               2003
------------------------------------------------------------------------------------------------------------------
BENEFIT COSTS                                     PENSION            OTHER           PENSION            OTHER
                                                   PLANS             PLANS            PLANS             PLANS
------------------------------------------------------------------------------------------------------------------
                                                     %                %                %                 %
------------------------------------------------------------------------------------------------------------------
Discount rate                                       5.8               5.8              6.0               6.0
Expected long-term rate of return on plan assets    7.0                --              7.0               --
Rate of compensation increase                       3.5               3.5              3.5               3.5
------------------------------------------------------------------------------------------------------------------




                                                                          2004 AND 2003
------------------------------------------------------------------------------------------------------------------
                                                                            OTHER PLANS
------------------------------------------------------------------------------------------------------------------
ASSUMED HEALTH CARE COST TREND RATES               DRUGS             MEDICAL          DENTAL            OTHERS
------------------------------------------------------------------------------------------------------------------
Initial health care cost trend rates               11.8%              15.0%            5.8%              5.3%
Cost trend rate declines to                         5.3%               5.0%            5.8%              5.3%
Year that the rate reaches the rate it is
  assumed to remain at                              8.0               10.0               --               --
------------------------------------------------------------------------------------------------------------------


SENSITIVITY ANALYSIS

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects for 2004.


                                                                                    INCREASE          DECREASE
------------------------------------------------------------------------------------------------------------------
                                                                                       $                  $
------------------------------------------------------------------------------------------------------------------
Total of service and interest cost                                                    0.3               (0.2)
Accrued benefit obligation                                                            2.8               (2.0)
------------------------------------------------------------------------------------------------------------------


DEFINED CONTRIBUTION PLAN

A defined contribution plan is maintained by the Company providing pension benefits. These amounts are not included in the cost recognized for the defined benefit plans above.

The total cost recognized for the Company's defined contribution plan for 2004 is $0.40 ($0.4 in 2003).

The liability related to this plan is presented in other liabilities for an amount of $1.9 ($1.8 in 2003).

25 - OFF BALANCE SHEET FINANCIAL INSTRUMENTS

The Company is an end user of derivative financial instruments in the normal course of managing exposure to fluctuations in interest rates, currency exchange rates and market values of invested assets.

The following table summarizes the Company's derivative portfolio, the fair value and related credit exposure.


                                                                             2004
---------------------------------------------------------------------------------------------------------------------
                                         EQUITY          CURRENCY       INTEREST RATE     CREDIT        TOTAL
                                        CONTRACTS        CONTRACTS        CONTRACTS      CONTRACTS    CONTRACTS
                                           $                 $                $              $            $
---------------------------------------------------------------------------------------------------------------------
NOTIONAL AMOUNT BY TERM
TO MATURITY
Less than 1 year                          160.8             15.0             41.1           13.9         230.8
1 to 5 years                               96.6              8.9             40.5           26.0         172.0
Over 5 years                                --              31.4              3.9           --            35.3
---------------------------------------------------------------------------------------------------------------------
Total                                     257.4             55.3             85.5           39.9         438.1
=====================================================================================================================

FAIR VALUE                                 (0.9)             4.9             (1.9)          (0.1)          2.0
=====================================================================================================================

CREDIT EXPOSURE RISK
Maximum credit risk                         3.9              5.9              1.3           --            11.1
Potential future credit exposure           15.5              2.7              0.4           --            18.6
---------------------------------------------------------------------------------------------------------------------
Credit equivalent amount                   19.4              8.6              1.7           --            29.7
=====================================================================================================================



                                                                             2003
---------------------------------------------------------------------------------------------------------------------
                                       EQUITY           CURRENCY       INTEREST RATE      CREDIT       TOTAL
                                      CONTRACTS         CONTRACTS        CONTRACTS       CONTRACTS   CONTRACTS
                                          $                 $                $               $           $
---------------------------------------------------------------------------------------------------------------------
NOTIONAL AMOUNT BY TERM
TO MATURITY
Less than 1 year                          229.3             27.0             65.9          --           322.2
1 to 5 years                               19.8              9.9             21.7          --            51.4
Over 5 years                                 --             22.5               --          --            22.5
---------------------------------------------------------------------------------------------------------------------
Total                                     249.1             59.4             87.6          --           396.1
=====================================================================================================================

FAIR VALUE                                 (0.2)             1.9             (1.8)         --            (0.1)
=====================================================================================================================

CREDIT EXPOSURE RISK
Maximum credit risk                         6.2              2.8              0.6          --             9.6
Potential future credit exposure           15.1              2.5              0.1          --            17.7
---------------------------------------------------------------------------------------------------------------------
Credit equivalent amount                   21.3              5.3              0.7          --            27.3
=====================================================================================================================

The notional amount represents the amount to which a rate or price is applied to determine the cash flows to be exchanged and does not represent direct credit exposure. Maximum credit risk is the estimated cost of replacing all derivative contracts which have a positive value, should the counterparty default. Potential future credit exposure quantifies the potential for future losses which may result from future movement in underlying market rates. The Company's exposure at each balance sheet date is limited to the risk that a counterparty does not honour the terms of a derivative contract, and the Company applies the same criteria in selecting counterparties as it does for investing in bonds. As at December 31, 2004 and 2003 all counterparties have a credit rating of A or higher.

The fair value of derivative financial instruments represents the estimated amount that the Company should pay or receive on the balance sheet date to reverse its position.

26 - SEGMENTED INFORMATION

The Company operates principally in one dominant industry segment, the life and health insurance industry, and offers individual and group life and health insurance products, savings and retirement plans, and segregated funds. The Company operates mainly in Canada.

SEGMENTED INCOME STATEMENTS


                                                                                 2004
----------------------------------------------------------------------------------------------------------------------
                                                    INDIVIDUAL                   GROUP
----------------------------------------------------------------------------------------------------------------------
                                              LIFE AND                  LIFE AND                  OTHER
                                               HEALTH      ANNUITIES     HEALTH       PENSIONS  ACTIVITIES*    TOTAL
                                                 $             $            $             $          $           $
----------------------------------------------------------------------------------------------------------------------
REVENUES
Premiums                                        763.1         906.8       637.9         461.1      83.5       2,852.4
Net investment income                           321.9         133.8        64.0         175.0       2.2         696.9
Fees and other revenues                           2.5          85.7        12.3          12.8      34.2         147.5
----------------------------------------------------------------------------------------------------------------------
                                              1,087.5       1,126.3       714.2         648.9     119.9       3,696.8
----------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Cost of commitments to policyholders            650.0         239.1       466.9         426.4      57.8       1,840.2
Net transfer to segregated funds                   --         746.3          --         183.4        --         929.7
Commissions,general and other expenses          325.3          92.6       197.2          18.9      56.0         690.0
----------------------------------------------------------------------------------------------------------------------
                                                975.3       1,078.0       664.1         628.7     113.8       3,459.9
----------------------------------------------------------------------------------------------------------------------
Income before income taxes                      112.2          48.3        50.1          20.2       6.1         236.9
Income taxes                                    (37.9)        (16.0)      (16.3)         (5.6)     (1.9)        (77.7)
----------------------------------------------------------------------------------------------------------------------
Net income before allocation of other
activities                                       74.3          32.3        33.8          14.6       4.2         159.2
Allocation of other activities                    2.6           1.0        (0.2)          0.8      (4.2)           --
----------------------------------------------------------------------------------------------------------------------
NET INCOME FOR THE YEAR                          76.9          33.3        33.6          15.4        --         159.2
======================================================================================================================

Attributable to shareholders                     73.5          33.3        33.6          14.7        --         155.1
Attributable to participating policyholders       3.4            --          --           0.7        --           4.1
======================================================================================================================





                                                                        2003 (RESTATED) (NOTE 4)
----------------------------------------------------------------------------------------------------------------------
                                                    INDIVIDUAL                   GROUP
----------------------------------------------------------------------------------------------------------------------
                                              LIFE AND                 LIFE AND                    OTHER
                                               HEALTH     ANNUITIES     HEALTH       PENSIONS    ACTIVITIES*    TOTAL
                                                 $            $            $            $            $           $
----------------------------------------------------------------------------------------------------------------------
REVENUES
Premiums                                      683.4         658.7       603.0         556.4         65.2       2,566.7
Net investment income                         305.6         143.9        58.5         170.1         (0.8)        677.3
Fees and other revenues                         2.7          72.0        10.7           4.7         17.6         107.7
----------------------------------------------------------------------------------------------------------------------
                                              991.7         874.6       672.2         731.2         82.0       3,351.7
----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Cost of commitments to policyholders          579.4         308.3       454.8         420.2         44.6       1,807.3
Net transfer to segregated funds                 --         438.8          --         271.4           --         710.2
Commissions,general and other expenses        302.6          84.2       184.5          20.4         35.0         626.7
----------------------------------------------------------------------------------------------------------------------
                                              882.0         831.3       639.3         712.0         79.6       3,144.2
----------------------------------------------------------------------------------------------------------------------
Income before income taxes                    109.7          43.3        32.9          19.2          2.4         207.5
Income taxes                                  (35.3)        (13.7)      (11.9)         (5.3)        (1.0)        (67.2)
----------------------------------------------------------------------------------------------------------------------
Net income before allocation of other
  activities                                   74.4          29.6        21.0          13.9          1.4         140.3
Allocation of other activities                  1.5           0.6        (1.2)          0.5         (1.4)           --
----------------------------------------------------------------------------------------------------------------------
NET INCOME FOR THE YEAR                        75.9          30.2        19.8          14.4           --         140.3
======================================================================================================================

Attributable to shareholders                   73.0          30.1        19.8          14.0           --         136.9
Attributable to participating policyholders     2.9           0.1          --           0.4           --           3.4
======================================================================================================================


* Includes other segments and intercompany eliminations.

SEGMENTED GENERAL FUND ASSETS


                                                                           2004
------------------------------------------------------------------------------------------------------------------------
                                                    INDIVIDUAL                   GROUP
------------------------------------------------------------------------------------------------------------------------
                                              LIFE AND                 LIFE AND                    OTHER
                                               HEALTH     ANNUITIES     HEALTH       PENSIONS    ACTIVITIES*    TOTAL
                                                 $            $            $            $             $           $
------------------------------------------------------------------------------------------------------------------------
ASSETS

Invested assets                               4,841.2      2,095.5     1,057.2       2,478.4       137.0       10,609.3
Goodwill                                         30.5           --        19.9            --        75.3          125.7
Other assets                                    122.5         47.0        66.8          56.6        22.6          315.5
------------------------------------------------------------------------------------------------------------------------
Total                                         4,994.2      2,142.5     1,143.9       2,535.0       234.9       11,050.5
========================================================================================================================





                                                                           2003
------------------------------------------------------------------------------------------------------------------------
                                                    INDIVIDUAL                   GROUP
------------------------------------------------------------------------------------------------------------------------
                                              LIFE AND                 LIFE AND                    OTHER
                                               HEALTH     ANNUITIES     HEALTH       PENSIONS    ACTIVITIES*    TOTAL
                                                 $            $            $            $             $           $
------------------------------------------------------------------------------------------------------------------------
ASSETS
Invested assets                               4,299.3     2,092.2        975.1       2,414.1       144.8       9,925.5
Goodwill                                         30.5         --          19.9            --         6.1          56.5
Other assets                                    105.7        34.9         56.0          48.5        80.5         325.6
------------------------------------------------------------------------------------------------------------------------
Total                                         4,435.5     2,127.1      1,051.0       2,462.6       231.4      10,307.6
========================================================================================================================


* Includes other segments and intercompany eliminations.

27 - PREMIUMS



                                                                           2004
------------------------------------------------------------------------------------------------------------------------
                                                    INDIVIDUAL                   GROUP
------------------------------------------------------------------------------------------------------------------------
                                              LIFE AND                 LIFE AND                    OTHER
                                               HEALTH     ANNUITIES     HEALTH       PENSIONS    ACTIVITIES*    TOTAL
                                                 $            $            $            $             $           $
------------------------------------------------------------------------------------------------------------------------
Invested in general fund                       763.1        237.5        637.9         148.9        83.5       1,870.9
Invested in segregated funds                      --        669.3           --         312.2          --         981.5
------------------------------------------------------------------------------------------------------------------------
Total                                          763.1        906.8        637.9         461.1        83.5       2,852.4
========================================================================================================================





                                                                           2003
------------------------------------------------------------------------------------------------------------------------
                                                    INDIVIDUAL                   GROUP
------------------------------------------------------------------------------------------------------------------------
                                              LIFE AND                 LIFE AND                    OTHER
                                               HEALTH     ANNUITIES     HEALTH       PENSIONS    ACTIVITIES*    TOTAL
                                                 $            $            $            $             $           $
------------------------------------------------------------------------------------------------------------------------
Invested in general fund                       683.4        227.9        603.0        145.2        65.2        1,724.7
Invested in segregated funds                      --        430.8           --        411.2         --           842.0
------------------------------------------------------------------------------------------------------------------------
Total                                          683.4        658.7        603.0        556.4        65.2        2,566.7
========================================================================================================================


28 - GUARANTEES,COMMITMENTS AND CONTINGENCIES

In the normal course of its operations, the Company frequently concludes several types of contracts or agreements which, in certain cases, can be considered as guarantees, commitments or contingencies.

CONTRACTS

The Company currently has contracts covering various products and services, principally leased premises and outsourced computer services, which, due to their nature, are difficult to cancel. The minimum obligations for each of the next 5 years and thereafter are as follows:


 2005        2006         2007         2008          2009          2010
                                                              AND THEREAFTER
  $            $            $           $             $              $
--------------------------------------------------------------------------------
 19.1        15.5          7.4          2.6           1.2           1.2
================================================================================


In addition, from time to time, the Company will make financial commitments in the ordinary course of business. The amount of such commitments as at December 31, 2004 is $0.9 (nil as at December 31, 2003).

INVESTMENT COMMITMENTS

In the normal course of business, various outstanding contractual commitments are not fulfilled. These commitments are not reflected in the consolidated financial statements.


                                                    EXPIRES IN
--------------------------------------------------------------------------------------------
                                30 DAYS           31 TO 366 DAYS      2006 AND THEREAFTER
                                   $                    $                       $
--------------------------------------------------------------------------------------------
                                   9.0                 111.4                    30.0
============================================================================================


The majority of these commitments are to extend credit under commercial and residential mortgage loans and private investments.

LEGAL PROCEEDINGS

In connection with its operations, from time to time, the Company is named as defendant in actions for damages and costs allegedly sustained by plaintiffs. While it is not possible to estimate the outcome of the various proceedings at this time, the Company does not believe that it will incur any material loss or expense in connection with such actions and the latter are taken into account at the conclusion of the concerned cases.

INDEMNIFICATION

Under certain unusual circumstances, the Company could be called upon to pay specific indemnifications. The primary indemnifications would concern the Company's directors, among others, in case of an event not covered by the liability insurance on the directors. The amount of these indemnifications is indeterminable.

COVERAGE

In the management of its operations, the Company must sometimes cover certain defaults of credit or payment conditions. This coverage represents a minimum amount of $0.1.

29 - COMPARATIVE FIGURES

Certain comparative figures have been reclassified to comply with the current year's presentation.